 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-279631
PROSPECTUS SUPPLEMENT
(to Prospectus dated June 21, 2024)
Meridian Corporation
Up to 1,000,000 shares
Common Stock

We have entered into an Equity Distribution Agreement, which we refer to as the Sales Agreement, with D.A. Davidson & Co., which we refer to as the Distribution Agent, relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell up to 1,000,000 shares of our common stock, par value $1.00 per share, from time to time through the Distribution Agent.
Our common stock is listed on The NASDAQ Global Select Market under the symbol “MRBK.” On February 19, 2025, the last reported sale price of our common stock on The NASDAQ Global Select Market was $16.86 per share.
Upon our delivery of a placement notice, if any, under the Sales Agreement, the Distribution Agent may sell shares of our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, which we refer to as the Securities Act, including without limitation sales made directly on The NASDAQ Global Select Market, on any other existing trading market for the common stock or to or through a market maker. In addition, with our prior consent, the Distribution Agent may also sell the common stock by any other method permitted by law, including, but not limited to, negotiated transactions. Sales may be made at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Distribution Agent is not required to sell any specific number or dollar amount of our common stock, but will act as agent using commercially reasonable efforts consistent with its normal sales and trading practices on terms mutually agreed upon between the Distribution Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The Distribution Agent will be entitled to compensation at a commission rate of 2.75% of the gross proceeds from each sale of common stock. In connection with the sale of the common stock on our behalf, the Distribution Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Distribution Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Distribution Agent against certain liabilities, including liabilities under the Securities Act.
The common stock is not a savings account, deposit or other obligation of our bank or non-bank subsidiaries and is not insured or guaranteed by the Federal Deposit Insurance Corporation, or the FDIC, or any other government agency.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as those risk factors contained in our reports filed with the Securities and Exchange Commission, or the SEC, that are incorporated or deemed to be incorporated by reference herein, to read about other risk factors you should consider before buying shares of our common stock.
None of the SEC, any state securities commission, the Board of Governors of the Federal Reserve System, the FDIC or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

D.A. Davidson & Co.

The date of this prospectus supplement is February 20, 2025.

Prospectus Supplement
Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and, in certain cases, updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, as well as the information in the documents to which we have referred you in the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement.
If the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. Similarly, if the information set forth in this prospectus supplement differs from the information contained in any document incorporated by reference that was filed prior to the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our common stock. We are not making any representation to you regarding the legality of an investment in our common stock by you under applicable investment or similar laws.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information or to make any representation other than as contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC. We have not, and the Distribution Agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.
We are not, and the Distribution Agent is not, making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the Distribution Agent, to subscribe for and purchase, any of the common stock and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
All references in this prospectus supplement and the accompanying prospectus to “Meridian Corporation,” “Meridian,” the “Company,” “we,” “us,” “our,” or similar references refer to Meridian Corporation, and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to future events or future predictions, including events or predictions relating to future financial performance, and are generally identifiable by the use of forward-looking terminology such as “will”, “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project”, or the negative thereof or comparable terminology. Forward-looking statements reflect numerous assumptions, estimates and forecasts as to future events. No assurance can be given that the assumptions, estimates and forecasts underlying such forward-looking statements will accurately reflect future conditions, or that any guidance, goals, targets or projected results will be realized. The assumptions, estimates and forecasts underlying such forward-looking statements involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions, which may not be realized and which are inherently subject to significant business, economic, competitive and regulatory uncertainties and known and unknown risks, including the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q, as such factors may be updated from time to time in our filings with the SEC. Our actual results may differ materially from those reflected in the forward-looking statements.
In addition to the risks described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the reports we file with the SEC under the Securities Exchange Act of 1934, as amended, important factors to consider and evaluate with respect to such forward-looking statements include:
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Local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact.;

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Volatility and disruption in national and international financial markets;

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Adverse developments in the banking industry highlighted by high-profile bank failures and the potential impact of such developments on customer confidence, liquidity, and regulatory responses to these developments;

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Government intervention in the U.S. financial system;

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Changes in the mix of loan geographies, sectors and types or the level of non-performing assets and charge-offs;

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Our ability to manage our commercial real estate exposure;

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Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;

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The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board;

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Inflation, interest rate, securities market and monetary fluctuations;

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The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply;

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Impairment of our goodwill or other intangible assets;

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Acts of God or of war or terrorism;

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Changes in consumer spending, borrowings and savings habits;

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Changes in the financial performance and/or condition of our borrowers;

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Technological changes, including the rise of AI as a commonly used resource;

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The cost and effects of cyber incidents or other failures, interruption or security breaches of our systems or those of third-party providers;

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Acquisitions and integration of acquired businesses;

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Our ability to increase market share and control expenses;

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Our ability to attract and retain qualified employees;

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Changes in the competitive environment in our markets and among banking organizations and other financial service providers;

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The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the PCAOB, the FASB and other accounting standard setters;

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Changes in the reliability of our vendors, internal control systems or information systems;

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Changes in our liquidity position;

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Changes in our organization, compensation and benefit plans;

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The costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals;

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Greater than expected costs or difficulties related to the integration of new products and lines of business

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Our success at managing the risks involved in the foregoing items

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, or, in the case of other documents referred to herein, the dates of those documents. We do not undertake any obligation to release publicly or otherwise provide any revisions to these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events, except as may be required under applicable law.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections contained in this prospectus supplement and in the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 and our Current Reports on Form 8-K that are incorporated by reference herein, and our financial statements and the related notes and the other documents incorporated by reference herein, which are described under the heading “Incorporation of Certain Documents by Reference” in this prospectus supplement.
Meridian Corporation
Meridian Corporation is a bank holding company engaged in banking activities through its wholly-owned subsidiary, Meridian Bank (the “Bank”), a full-service, state-chartered commercial bank with offices in the Delaware Valley tri-state market, which includes Pennsylvania, New Jersey and Delaware, as well as in the Central Maryland market, and Florida. We have a financial services business model with non-interest revenue streams from mortgage lending, SBA lending and wealth management services. We provide services to small and middle market businesses, professionals and retail customers throughout our market area. We have a modern, progressive, consultative approach to creating innovative solutions for our customers. We are technology driven, with a culture that incorporates significant use of customer preferred alternative delivery channels, such as mobile banking, remote deposit capture and bank-to-bank ACH. Our ‘Meridian everywhere’ philosophy of community presence, along with our strategic business footprint, allows us to provide the high degree of service, convenience and products our customers need to achieve their financial objectives. At December 31, 2024, Meridian Corporation had total assets of $2.4 billion, including total loans, net of the allowance for credit losses and including held-for-sale loans, of $2.0 billion, total deposits of $2.0 billion, and stockholders’ equity of $171.5 million. We opened our doors in 2004 and let our business model drive the growth of the bank.
Our principal executive offices are located at 9 Old Lincoln Highway, Malvern, Pennsylvania 19355. Our telephone number is (484) 568-5000. Our Internet address is www.meridianbanker.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any prospectus supplement or any other report or document we file with or furnish to the SEC.
All references in this prospectus supplement to “Meridian Corporation,” “Meridian,” the “Company,” “we,” “us,” “our,” or similar references refer to Meridian Corporation, and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

Summary of the Offering
Issuer
Meridian Corporation
Securities Offered
Up to 1,000,000 shares of our common stock.
Manner of Offering
“At the market offering” that may be made from time to time through the Distribution Agent. See “Plan of Distribution” beginning on page S-22 of this prospectus supplement.
Use of Proceeds
We expect to use the net proceeds for general corporate purposes, which may include working capital and the funding of organic growth at Meridian Bank. We have not identified the amounts we will spend on any specific purpose. Accordingly, we will retain broad discretion over the use of the net proceeds. See “Use of Proceeds” on page S-22 of this prospectus supplement.
The NASDAQ Global Select Market Symbol
MRBK.
Risk Factors
See “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as in our reports filed with the SEC, and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest our common stock.

RECENT DEVELOPMENTS
RESULTS OF OPERATIONS
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Net income for Q4 2024 was $5.6 million, or $0.49 per diluted share, compared to $4.7 million, or $0.42 per diluted share for Q3 2024, while for 2024 net income was $16.3 million, or $1.45 per diluted share, compared to $13.2 million, or $1.16 per diluted share for 2023.

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Return on average assets and return on average equity for Q4 2024 were 0.92% and 13.01%, respectively, and 0.70% and 9.93%, respectively, for 2024.

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Net interest margin was 3.29% for Q4 2024, up from 3.20% for Q3 2024, with a loan yield of 7.17%, while net interest margin was 3.16% with a loan yield of 7.28% for 2024.

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Total assets were $2.4 billion as of December 31, 2024 and September 30, 2024, compared to $2.2 billion as of December 31, 2023.

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Commercial loans, excluding leases, increased $34.8 million, or 2% during Q4 2024, and increased $177.1 million, or 12% year over year.

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Deposit growth was $26.4 million during Q4 2024, or 1% overall, while non-interest-bearing deposits were up $3.7 million or 2%, quarter over quarter. Deposits grew $181.9 million, or 10% year over year, while non-interest bearing deposits were up $1.6 million or 1%, year over year.

Q4 2024 net income increased $857 thousand, or 18.1%, to $5.6 million due to increases in net interest income and non-interest income, the later of which included a gain of $4.0 million on the sale of MSR’s, along with a $317 thousand gain on sale of a residential OREO property. These increases were partially offset by an increase in the Q4 2024 provision for credit losses of $1.3 million and an increase in non-interest expense of $865 thousand, due to a one-time charge of $1.0 million for an early lease termination.
Net income for 2024 increased $3.1 million, or 23.4%, to $16.3 million due to increases in net interest income and non-interest income, the later of which increased due to a $4.5 million improvement in mortgage banking revenue, an increase of $807 thousand in wealth management revenue, as well as the gains on sale of MSR’s and OREO property noted above. These increases were partially offset by an increase in the 2024 provision for credit losses of $4.6 million and an increase in non-interest expense of $2.0 million, due to a one-time charge for an early lease termination noted above.
FINANCIAL CONDITION AS OF DECEMBER 31, 2024 COMPARED TO SEPTEMBER 30, 2024
Total assets decreased $1.9 million, or 0.1%, to $2.4 billion as of December 31, 2024. Despite continued strong loan growth during the quarter, total assets decreased due to the decline in mortgage loans held for sale and the impact of the MSR sale.
Portfolio loan growth of $22.8 million was generated from commercial mortgage loans which increased $23.0 million, or 2.9%, construction loans which increased $9.0 million, or 3.6%, and commercial & industrial loans which increased $3.5 million, or 1.0%. Leases decreased $10.7 million, or 12.4%, partially offsetting the above noted loan growth, but this decline was expected as we continue to refocus away from lease originations.
Total deposits increased $26.4 million, or 1.3% quarter-over-quarter, due largely to higher levels of money market accounts and interest bearing demand deposits to a lesser degree. Money market accounts and savings accounts increased a combined $90.7 million, while interest bearing demand deposits increased $8.0 million. Time deposits decreased $75.9 million from largely wholesale efforts. Non-interest bearing deposits increased $3.7 million.
Total stockholders’ equity increased $4.1 million from September 30, 2024, to $171.5 million as of December 31, 2024. The Community Bank Leverage Ratio for the Bank was 9.21% as of December 31, 2024.

ASSET QUALITY SUMMARY
Non-performing loans decreased $18 thousand to $45.1 million as of December 31, 2024 compared to September 30, 2024, and increased $11.4 million compared to December 31, 2023. The increase in non-performing loans year over year was due to increases in non-performing construction loans, residential real estate loans, and small business loans of $6.0 million, $3.4 million, and $2.8 million, respectively, partially offset by a decrease of $3.4 million in non-performing commercial loans due to a $3.4 million partial charge-off of a commercial loan relationship.
During Q4 2024 a $1.7 million residential property was sold from OREO, reducing non-performing assets, leaving $159 thousand in OREO as of December 31, 2024 related to a well secured residential property. The ratio of non-performing assets to total assets increased to 1.90% as of December 31, 2024, from 1.58% as of December 31, 2023, due to the increase in non-performing loans noted above.

RISK FACTORS
An investment in our common stock involves substantial risks. In consultation with your own advisors, you should carefully consider, among other matters, the factors set forth below and in the accompanying prospectus as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether an investment in our common stock is suitable for you. In particular, you should carefully consider, among other things, the factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, which are incorporated herein by reference, and any reports we file with the SEC in the future. which may amend, supplement or supersede those factors. If any of the risks contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, the market price of the common stock could decline and you may lose all or part of your investment. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See the “Cautionary Note Regarding Forward-Looking Statements” sections in this prospectus supplement and in the accompanying prospectus.
Risks Related to this Offering and our Common Stock
Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.
The sale of a significant number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.
We have broad discretion in using the net proceeds, if any, from this offering and may use the proceeds in ways with which you may not agree and in ways that may not enhance our operating results or the value of our common stock.
We are not guaranteed to receive any particular amount of proceeds from this offering. In addition, our management will retain broad discretion over the use of any proceeds we do receive from this offering, and we may ultimately use the proceeds in ways that do not improve our results of operations or enhance the value of our common stock or otherwise in ways with which you do not agree. If we do not invest or apply the proceeds of this offering effectively and on a timely basis, it could have a material adverse effect on our business and could cause the market price of our common stock to decline.
The actual number of shares we will issue under the equity distribution agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the equity distribution agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Distribution Agent at any time throughout the term of the equity distribution agreement. The number of shares that are sold by the Distribution Agent after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with the Distribution Agent. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.
The common stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
You may experience future dilution as a result of future equity offerings.
To raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for common stock at prices that may not be the same as the price per share in this offering. We may sell common stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
The market price of our common stock may fluctuate significantly, and there is a limited trading volume in our common stock. This may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.
The market price of our common stock on the NASDAQ Global Market constantly changes. We expect that the market price of our common stock will continue to fluctuate and there can be no assurance about the market prices for our common stock. In addition, there is limited trading volume in our common stock, and we do not believe this offering will result in a substantially more liquid market for our common stock.
Stock price volatility and the limited trading volume in our stock may make it difficult for you to resell your common stock when you want and at prices you find attractive. Our stock price may fluctuate significantly as a result of a variety of factors, many of which are beyond our control. In addition to those described in “Cautionary Note Regarding Forward-Looking Statements,” and those discussed under “Risk Factors” in our annual and quarterly filings with the SEC, these factors include, among others:
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actual or anticipated variations in quarterly results of operations;

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recommendations by securities analysts;

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operating and stock price performance of other companies that investors deem comparable to us;

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any failure to pay dividends on our common stock or a reduction in dividends;

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continued levels of loan quality and volume origination;

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the adequacy of loan loss reserves;

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the willingness of customers to substitute competitors’ products and services for our products and services and vice versa, based on price, quality, relationship or otherwise;

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interest rate, market and monetary fluctuations;

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the timely development of competitive new products and services by us and the acceptance of such products and services by customers;

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changes in consumer spending and saving habits relative to the financial services we provide;

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relationships with major customers;

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our ability to continue to grow our business internally and through acquisition and successful integration of new or acquired entities while controlling costs;

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news reports relating to trends, concerns and other issues in the financial services industry;

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perceptions in the marketplace regarding us and/or our competitors;

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new technology used, or services offered, by competitors;

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deposit flows;

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changes in accounting principles, policies and guidelines;

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rapidly changing technology;

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significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;

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failure to integrate acquisitions or realize anticipated benefits from acquisitions;

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changes in and compliance with laws and government regulations of federal, state and local agencies;

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geopolitical conditions such as acts or threats of terrorism or military conflicts;

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quarterly variations in our operating results or the quality of our assets;

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operating results that vary from the expectations of management and investors;

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future sales of our equity or equity-related securities;

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the credit, mortgage and housing markets, the markets for securities relating to mortgages or housing, and developments with respect to financial institutions generally;

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the relatively low trading volume of our common stock; and

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General market fluctuations, industry factors and general economic and political conditions and events, such as economic slowdowns or recessions, interest rate changes or credit loss trends, could also cause our stock price to decrease regardless of operating results as evidenced by the current volatility and disruption of capital and credit markets.

We are a holding company and depend on our subsidiaries for dividends, distributions and other payments.
Meridian Corporation is a legal entity separate and distinct from our banking and other subsidiaries. Our principal source of cash flow, including cash flow to pay dividends to our shareholders and to pay principal of and interest on our outstanding debt, is dividends from our banking subsidiary, Meridian Bank. Various federal and state statutes, regulations and rules limit, directly or indirectly, the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval. In particular, dividend and other distributions from Meridian Bank to us would require notice to or approval of the applicable regulatory authority. There can be no assurances that we would receive such approval.
In addition, the Federal Reserve and the FDIC have the authority to prohibit or to limit the payment of dividends by a banking organization under their respective jurisdiction if, in the regulator’s opinion, the organization is engaged in or is about to engage in an unsafe or unsound practice. Depending on the financial condition of Meridian Bank, we may be deemed to be engaged in an unsafe or unsound practice if Meridian Bank were to pay dividends. Federal Reserve policy generally requires insured banks only to pay dividends out of current operating earnings.
Payment of dividends could also be subject to regulatory limitations if Meridian Bank became “under-capitalized” for purposes of the “prompt corrective action” regulations of the federal bank regulatory agencies. See “Item 1, Business — Supervision and Regulation” in Part I of our Annual Report on Form 10-K for the year ended December 31, 2023 for more information relating to federal and state regulations and rules that may limit the payment of dividends.
No assurances can be given that Meridian Bank will, in any circumstances, pay dividends to us. If Meridian Bank fails to make dividend payments to us, and sufficient cash or liquidity is not otherwise available, we may not be able to make principal and interest payments on our outstanding debt or dividend payments on our equity securities, including our common stock.
Our ability to declare and pay dividends is subject to statutory and regulatory prohibitions and other restrictions.
We are subject to statutory and regulatory prohibitions and other limitations on our ability to declare and pay dividends on our equity securities, including our common stock. In particular, Federal Reserve policy states that dividends on capital stock should be paid from current earnings. In certain circumstances, we will not be able to make a capital distribution unless the Federal Reserve has approved it. In addition, current and future regulatory capital initiatives could require us to hold greater amounts of capital, which could adversely affect our ability to pay dividends or may result in additional prohibitions and other limitations on our ability to pay dividends on our equity securities, including our common stock.
An investment in our common stock is not an FDIC insured deposit.
The shares of common stock are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality. Your investment will be subject to investment risk and you may experience complete loss with respect to your investment.
Risks Related to Our Business
Our business and operations may be materially adversely affected by national and local market economic conditions.
Our business and operations, which primarily consist of banking and wealth management activities, including lending money to customers in the form of loans and borrowing money from customers in the form of deposits, are sensitive to general business and economic conditions in the United States generally, and in our local markets in particular. If economic conditions in the United States or any of our local markets weaken, our growth and profitability from our operations could be constrained. The current economic environment is characterized by interest rates near historically high levels, which impacts our ability to attract deposits and to generate attractive earnings through our loan and investment portfolios. All of these factors can individually or in the aggregate be detrimental to our business, and the interplay between these factors can be complex and unpredictable. Unfavorable market conditions can result in a deterioration in the credit quality of our borrowers and the demand for our products and services, an increase in the number of delinquencies, defaults and charge-offs, additional provisions for loan losses, a decline in the value of our collateral, and an overall material adverse effect on the quality of our loan portfolio.
The economic conditions in our local markets may be different from the economic conditions in the United States as a whole. Our success depends to a certain extent on the general economic conditions of the geographic markets that we serve in Pennsylvania, New Jersey, Delaware, Maryland, and Florida. Local economic conditions in these areas have a significant impact on our commercial, real estate and construction loans, the ability of borrowers to repay these loans and the value of the collateral securing these loans. Adverse changes in the economic conditions of the northeastern United States in general or any one or more of these local markets could negatively impact the financial results of our banking operations and have a negative effect on our profitability.
The value of the financial instruments we own may decline in the future.
As of December 31, 2024, we owned $208.1 million of investment securities, which consisted primarily of our positions in U.S. government and government-sponsored enterprises and federal agency obligations, mortgage and asset-backed securities, corporate bonds, and municipal securities. As a result of inflationary pressures and the resulting rapid increases in interest rates in 2023 and early 2024, the trading value of previously issued government and other fixed income securities has declined significantly. The Corporation conducts a periodic review of the securities portfolio to determine if any decline in the estimated fair value of any security below its cost basis is considered impaired. Factors which are considered in the analysis include, but are not limited to, the extent to which the fair value is less than the amortized cost basis, the financial condition, credit rating and future prospects of the issuer, whether the debtor is current on contractually obligated interest and principal payments and the Corporation’s intent and ability to retain the security for a period of time sufficient to allow for any anticipated recovery in fair value and the likelihood of any near-term fair value recovery. If such decline is deemed to be uncollectible, the security is written down to a new cost basis and the resulting loss will be recognized as a securities provision for credit losses through an allowance for credit losses.
For those financial instruments measured at fair value, we are required to recognize the changes in the fair value of such instruments in earnings or AOCI each quarter. Therefore, any increases or decreases in the fair value of these financial instruments have a corresponding impact on reported earnings or AOCI. Fair value can be affected by a variety of factors, many of which are beyond our control, including our credit position, interest rate volatility, capital markets volatility, and other economic factors. Accordingly, we are subject to mark-to-market risk and the application of fair value accounting may cause our earnings and AOCI to be more volatile than would be suggested by our underlying performance.
Our small business customers may lack the resources to weather a downturn in the economy.
One of our primary focuses is to serve the banking and financial services needs of small and medium sized businesses. These businesses generally have fewer financial resources than larger entities and less access to capital sources and loan facilities. If economic conditions are generally unfavorable in our market areas, our small business borrowers may be disproportionately affected and their ability to repay outstanding loans may be negatively affected, resulting in an adverse effect on our results of operations and financial condition.
We may be adversely affected by risks associated with completed and potential acquisitions.
We evaluate opportunities to acquire and invest in banks and in other complementary businesses. As a result, we may engage in negotiations or discussions that, if they were to result in a transaction, could have a material effect on our operating results and financial condition, including short and long-term liquidity and capital structure. Our acquisition activities could be material to us. For example, we could issue additional shares of common stock in a merger transaction, which could dilute current shareholders’ ownership interest. An acquisition could require us to use a substantial amount of cash, other liquid assets, and/or incur debt.
Our acquisition activities could involve a number of additional risks, including the risks of:
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Incurring time and expense associated with identifying and evaluating potential acquisitions and negotiating potential transactions;

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Using inaccurate estimates and judgments to evaluate credit, operations, management, and market risks with respect to the target institution or its assets;

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The time and expense required to integrate the operations and personnel of the combined businesses;

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Creating an adverse short-term effect on our results of operations;

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Failing to realize related revenue synergies and/or cost savings within expected time frames; and

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Losing key employees and customers or a reduction in our stock price as a result of an acquisition that is integrated poorly.

We may not be successful in overcoming these risks or any other problems encountered in connection with potential acquisitions. Our inability to overcome these risks could have an adverse effect on our ability to achieve our business strategy and could have an adverse effect on our financial condition and results of operations.
Liquidity risks could affect operations and jeopardize our business, financial condition and results of operations
Liquidity risk is the risk that we will not be able to meet our obligations, including financial commitments, as they come due and is inherent in our operations. Our access to funding sources in amounts adequate to finance our activities or on terms that are acceptable to us could be impaired by factors that affect us specifically or the financial services industry or economy generally. An inability to raise funds through deposits, borrowings, the sale of loans and/or investment securities and from other sources could have a substantial negative effect on our liquidity. Our most important source of funds consists of our customer deposits. Deposit balances can decrease for a variety of reasons, including when customers perceive alternative investments, such as the stock market, as providing a better risk/return trade-off. If customers move money out of bank deposits and into other investments, we could lose a stable source of funds. This loss would require us to seek other funding alternatives, in order to continue to grow, thereby potentially increasing our funding costs and reducing our net interest income and net income.
Other primary sources of funds consist of cash from operations and investment maturities, redemptions and sales. To a lesser extent, proceeds from the issuance and sale of securities to investors can become a source of funds. Additional liquidity is provided by wholesale funding such as brokered deposits and borrowings from the FRB, and the FHLB. We also may borrow from correspondent banks or third party lenders from time to time. Our access to funding sources in amounts adequate to finance or capitalize our activities or on terms that are acceptable to us could be impaired by factors that affect us directly or the financial services industry or economy in general, such as disruptions in the financial markets or negative views and expectations about the prospects for the financial services industry. Economic conditions and a loss of confidence in financial institutions may increase our cost of funding or access to certain customary sources of funds, including inter-bank borrowings, repurchase agreements and borrowings from the discount window of the Federal Reserve System.
Any decline in available funding could adversely impact our ability to continue to implement our business plan, including originating loans, investing in securities, meeting our expenses or fulfilling obligations such as repaying our borrowings and meeting deposit withdrawal demands, any of which could have a material adverse impact on our liquidity, business, financial condition and results of operations.
Loss of deposits could increase our funding costs.
As do many banking institutions, we rely on customer deposits to meet a considerable portion of our funding needs, and we continue to seek customer deposits to maintain this funding base. We accept deposits directly from consumer and commercial customers and, as of December 31, 2024, we had $2.0 billion in deposits. These deposits are subject to potentially dramatic fluctuations in availability or the price we must pay (in the form of interest) to obtain them due to certain factors outside our control, such as a loss of confidence by customers in us or the banking sector generally, customer perceptions of our financial health and general reputation, increasing competitive pressures from other financial services firms for consumer or corporate customer deposits, changes in interest rates and returns on other investment classes, which could result in significant outflows of deposits within short periods of time or significant changes in pricing necessary to maintain current customer deposits or attract additional deposits. The loss of customer deposits for any reason could increase our funding costs.
We may need to raise additional capital in the future, and such capital may not be available when needed or at all.
We may need to raise additional capital, in the form of debt or equity securities, in the future to have sufficient capital resources to meet our commitments and fund our business needs and future growth, particularly if the quality of our assets or earnings were to deteriorate significantly. Our ability to raise additional capital, if needed, will depend on, among other things, conditions in the capital markets at that time, which are outside of our control, and our financial condition. We may not be able to obtain capital on acceptable terms or at all. Any occurrence that may limit our access to capital, such as a decline in the confidence of debt purchasers, depositors of the Bank or counterparties participating in the capital markets or other disruption in capital markets, may adversely affect our capital costs and our ability to raise capital and, in turn, our liquidity. Further, if we need to raise capital in the future, we may have to do so when many other financial institutions are also seeking to raise capital and would then have to compete with those institutions for investors. An inability to raise additional capital on acceptable terms when needed could have a material adverse effect on our business, financial condition or results of operations and could be dilutive to both tangible book value and our share price.
We may not be able to implement our growth strategy or manage costs effectively, resulting in lower earnings or profitability.
There can be no assurance that we will be able to continue to grow and to be profitable in future periods, or, if profitable, that our overall earnings will remain consistent or increase in the future. Our strategy is focused on organic growth, supplemented by opportunistic acquisitions.
Our growth requires that we increase our loans and deposits while managing risks by following prudent loan underwriting standards without increasing interest rate risk or compressing our net interest margin, maintaining more than adequate capital at all times, hiring and retaining qualified employees and successfully implementing strategic projects and initiatives. Even if we are able to increase our interest income, our earnings may nonetheless be reduced by increased expenses, such as additional employee compensation or other general and administrative expenses and increased interest expense on any liabilities incurred or deposits solicited to fund increases in assets. Additionally, if our competitors extend credit on terms we find to pose excessive risks, or at interest rates which we believe do not warrant the credit exposure, we may not be able to maintain our lending volume and could experience deteriorating financial performance. Our inability to manage our growth successfully or to continue to expand into new markets could have a material adverse effect on our business, financial condition or results of operations.
The occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents could have a material adverse effect on our business, financial condition or results of operations.
We are subject to various privacy, information security and data protection laws, including requirements concerning security breach notification, and we could be negatively affected by these laws. As a financial institution, we are susceptible to fraudulent activity, information security breaches and cybersecurity-related incidents that may be committed against us or our clients, which may result in financial losses or increased costs to us or our clients, disclosure or misuse of our information or our client information, misappropriation of assets, privacy breaches against our clients, litigation or damage to our reputation. Compliance with current or future privacy, data protection and information security laws (including those regarding security breach notification) affecting customer or employee data to which we are subject could result in higher compliance and technology costs and could restrict our ability to provide certain products and services, which could have a material adverse effect on our business, financial conditions or results of operations.
Such fraudulent activity may take many forms, including check fraud, electronic fraud, wire fraud, phishing, social engineering and other dishonest acts. Information security breaches and cybersecurity-related incidents may include fraudulent or unauthorized access to systems used by us or our clients, denial or degradation of service attacks, and malware or other cyberattacks. In recent periods, there continues to be a rise in electronic fraudulent activity, security breaches and cyberattacks within the financial services industry, especially in the commercial banking sector due to cyber criminals targeting commercial bank accounts. Consistent with industry trends, we have also experienced an increase in attempted electronic fraudulent activity, security breaches and cybersecurity-related incidents in recent periods. Moreover, in recent periods, several large corporations, including financial institutions and retail companies, have suffered major data breaches, in some cases exposing not only confidential and proprietary corporate information, but also sensitive financial and other personal information of their customers and employees and subjecting them to potential fraudulent activity. Some of our clients may have been affected by these breaches, which could increase their risks of identity theft and other fraudulent activity that could involve their accounts with us.
We also face risks related to cyberattacks and other security breaches in connection with debit card transactions that typically involve the transmission of sensitive information regarding our customers through various third parties, including retailers and payment processors. Some of these parties have in the past been the target of security breaches and cyberattacks, and because the transactions involve third parties and environments such as the point of sale that we do not control or secure, future security breaches or cyberattacks affecting any of these third parties could affect us through no fault of our own, and in some cases we may have exposure and suffer losses for breaches or attacks relating to them, including costs to replace compromised debit cards and address fraudulent transactions.
Information pertaining to us and our customers is maintained, and transactions are executed, on networks and systems maintained by us and certain third party partners, such as our online and cloud-based banking systems or third party services. The secure maintenance and transmission of confidential information, as well as execution of transactions over these systems, are essential to protect us and our customers against fraud and security breaches and to maintain our customers’ confidence. Breaches of information security also may occur, through intentional or unintentional acts by those having access to our systems or our customers’ or counterparties’ confidential information, including employees. In addition, increases in criminal activity levels and sophistication, advances in computer capabilities, new discoveries, vulnerabilities in third party technologies (including browsers and operating systems) or other developments could result in a compromise or breach of the technology, processes and controls that we use to prevent fraudulent transactions and to protect data about us, our customers and underlying transactions, as well as the technology used by our customers to access our systems. Although we have developed, and continue to invest in, systems and processes that are designed to detect and prevent security breaches and cyberattacks and periodically test our security, our or our third party partners’ inability to anticipate, or failure to adequately mitigate, breaches of security could result in: losses to us or our customers; our loss of business and/or customers; damage to our reputation; the occurrence of additional expenses; disruption to our business; our inability to grow our online services or other businesses; additional regulatory scrutiny or penalties; or our exposure to civil litigation and possible financial liability — any of which could have a material adverse effect on our business, financial condition or results of operations.
More generally, publicized information concerning security and cyber-related problems could inhibit the use or growth of electronic or web-based applications or solutions as a means of conducting commercial transactions. Such publicity may also cause damage to our reputation as a financial institution. As a result, our business, financial condition or results of operations could be adversely affected.
We depend on information technology and telecommunications systems of third parties, and any systems failures, interruptions or data breaches involving these systems could adversely affect our operations and financial condition.
We are dependent for the majority of our technology, including our core operating system, on third-party providers. If these companies were to discontinue providing services to us, we may experience significant disruption to our business. In addition, each of these third parties faces the risk of cyber attack, information breach or loss, or technology failure. If any of our third-party service providers experience such difficulties, or if there is any other disruption in our relationships with them, we may be required to find alternative sources of such services. We are dependent on these third-party providers securing their information systems, over which we have limited control, and a breach of their information systems could adversely affect our ability to process transactions, service our clients or manage our exposure to risk and could result in the disclosure of sensitive, personal customer information, which could have a material adverse impact on our business through damage to our reputation, loss of business, remedial costs, additional regulatory scrutiny or exposure to civil litigation and possible financial liability. Assurance cannot be provided that we could negotiate terms with alternative service sources that are as favorable or could obtain services with similar functionality as found in existing systems without the need to expend substantial resources, if at all, thereby resulting in a material adverse impact on our business and results of operations.
We continually encounter technological change.
The financial services industry is continually undergoing rapid technological change with frequent introductions of new, technology-driven products and services. The effective use of technology increases efficiency and enables financial institutions to serve customers better and to reduce costs. Our future success depends, in part, on our ability to effectively embrace technology to better serve customers and reduce costs. The Corporation may be required to expend additional resources to employ the latest technologies. Failure to keep pace with technological change could potentially have an adverse effect on our business operations and financial condition and results of operations.
Any actual or perceived failure to comply with evolving regulatory frameworks around the development and use of artificial intelligence (AI) could adversely affect our business, results of operations, and financial condition.
Our business increasingly relies on AI to improve our services and our customer’s experience. The regulatory framework around the development and use of these emerging technologies is rapidly evolving, and many federal, state and foreign government bodies and agencies have introduced and/or are currently considering additional laws and regulations. As a result, implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future, and we cannot yet determine the impact future laws, regulations, standards, or perception of their requirements may have on our business.
Any of the foregoing, together with developing guidance and/or decisions in this area, may affect our use of AI and our ability to provide and improve our services, require additional compliance measures and changes to our operations and processes, and result in increased compliance costs and potential increases in civil claims against us. Any actual or perceived failure to comply with evolving regulatory frameworks around the development and use of AI could adversely affect our business, results of operations, and financial condition.

We may not be able to attract and retain key personnel and other skilled employees.
We are dependent on the ability and experience of a number of key management personnel, who have substantial experience with the markets in which we offer products and services, the financial services industry, and our operations. The loss of one or more senior executives or key managers may have an adverse effect on our businesses. We maintain change in control agreements with certain executive officers to aid in our retention of these individuals. Our success depends on our ability to continue to attract, manage, and retain other qualified management personnel.
New lines of business, products, product enhancements or services may subject us to additional risks.
From time to time, we may implement new lines of business or offer new products and product enhancements as well as new services within our existing lines of business. There are substantial risks and uncertainties associated with these efforts, particularly in instances in which the markets are not fully developed. In implementing, developing or marketing new lines of business, products, product enhancements or services, we may invest significant time and resources, but may not fully realize their expected benefits. Further, initial timetables for the introduction and development of new lines of business, products, product enhancements or services may not be achieved, and price and profitability targets may not prove feasible. External factors, such as compliance with regulations, competitive alternatives and shifting market preferences, may also affect the ultimate implementation of a new line of business or offerings of new products, product enhancements or services. Furthermore, any new line of business, product, product enhancement or service or system conversion could have a significant impact on the effectiveness of our system of internal controls. Failure to successfully manage these risks in the development and implementation of new lines of business or offerings of new products, product enhancements or services could have a material adverse effect on our business, financial condition or results of operations.
We operate in a highly competitive and changing industry and market area and compete with both banks and non-banks.
The banking and financial services industry in our market area is highly competitive. We may not be able to compete effectively in our markets, which could adversely affect our results of operations. The increasingly competitive environment is a result of changes in regulation, advances in technology and product delivery systems, and consolidation among financial service providers. Larger institutions have greater resources and access to capital markets, with higher lending limits, more advanced technology and broader suites of services. Competition at times requires increases in deposit rates and decreases in loan rates, and may adversely impact our net interest margin.
Our ability to maintain, attract and retain customer relationships is highly dependent on our reputation.
We rely, in part, on the reputation of the Bank to attract customers and retain our customer relationships. Damage to our reputation could undermine the confidence of our current and potential customers in our ability to provide high-quality financial services. Such damage could also impair the confidence of our counterparties and vendors and ultimately affect our ability to effect transactions. Maintenance of our reputation depends not only on our success in maintaining our service-focused culture and controlling and mitigating the various risks described in our Annual and Quarterly Reports filed with the SEC, but also on our success in identifying and appropriately addressing issues that may arise in areas such as potential conflicts of interest, anti-money laundering, customer personal information and privacy issues, customer and other third party fraud, record-keeping, regulatory investigations and any litigation that may arise from the failure or perceived failure of us to comply with legal and regulatory requirements. Maintaining our reputation also depends on our ability to successfully prevent third parties from infringing on the “Meridian” brand and associated trademarks and our other intellectual property. Defense of our reputation, trademarks and other intellectual property, including through litigation, could result in costs that could have a material adverse effect on our business, financial condition or results of operations.
Accounting standards periodically change and the application of our accounting policies and methods may require management to make estimates about matters that are uncertain.
The regulatory bodies that establish accounting standards, including, among others, the FASB and the SEC, periodically revise or issue new financial accounting and reporting standards that govern the preparation of our consolidated financial statements. The effect of such revised or new standards on our financial statements can be difficult to predict and can materially impact how we record and report our financial condition and results of operations.
In addition, management must exercise judgment in appropriately applying many of our accounting policies and methods so they comply with generally accepted accounting principles. In some cases, management may have to select a particular accounting policy or method from two or more alternatives. In some cases, the accounting policy or method chosen might be reasonable under the circumstances and yet might result in our reporting materially different amounts than would have been reported if we had selected a different policy or method. Accounting policies are critical to fairly presenting our financial condition and results of operations and may require management to make difficult, subjective or complex judgments about matters that are uncertain.
The Corporation’s controls and procedures may fail or be circumvented.
Our management diligently reviews and updates the Corporation’s internal controls over financial reporting, disclosure controls and procedures, and corporate governance policies and procedures. Any failure or undetected circumvention of these controls could have a material adverse impact on our financial condition and results of operations.
Risks Related to Interest Rates
We must effectively manage interest rate risk.
Our earnings and cash flows are largely dependent upon our net interest income. Interest rates are highly sensitive to many factors that are beyond our control, including general economic conditions and policies of various governmental and regulatory agencies and, in particular, the Federal Reserve. Changes in monetary policy, including changes in interest rates, could influence not only the interest we receive on loans and investments and the amount of interest we pay on deposits and borrowings, but such changes could also affect (i) our ability to originate loans and obtain deposits; (ii) the fair value of our financial assets and liabilities; and (iii) the average duration of our mortgage portfolio and other interest-earning assets. In response to the economic conditions resulting from the COVID-19 pandemic, the Federal Reserve’s target federal funds rate was reduced nearly to 0% and the yields on Treasury notes declined to historic lows. However, due to elevated levels of inflation and corresponding pressure to raise interest rates, the Federal Reserve announced in January of 2022 that it would be slowing the pace of its bond purchasing and increasing the target range for the federal funds rate over time. The Federal Reserve then increased the target range eleven times throughout 2022 to July 2023. In further reassessment of inflation and other factors, the Federal Reserve decreased the range three times in late 2024.
As of December 31, 2024, the target range for the federal funds rate had been decreased to 4.25% from 4.50% at September 30, 2024. Our interest rate spread, net interest margin and net interest income improved during this period as our interest-bearing liabilities repriced at a faster pace than interest-earning assets.
If the interest rates paid on deposits and other borrowings increase at a faster rate than the interest rates received on loans and other investments, our net interest income, and therefore earnings, could be adversely affected. Earnings could also be adversely affected if the interest rates received on loans and other investments fall more quickly than the interest rates paid on deposits and other borrowings.
Some competitors may offer higher interest rates than the Corporation, which could decrease the deposits that the Corporation attracts or require the Corporation to increase its rates to retain existing deposits or attract new deposits. Increased deposit competition could adversely affect the Corporation’s ability to generate the funds necessary for lending operations. As a result, the Corporation may need to seek other sources of funds that may be more expensive to obtain, which could increase the cost of funds and decrease profitability.
Although management believes it has implemented effective asset and liability management strategies, including the use of derivatives as hedging instruments, to reduce the potential effects of changes in interest rates on our results of operations, any substantial, unexpected, prolonged change in market interest rates could have a material adverse effect on our financial condition and results of operations, and any related economic downturn, especially domestically and in the regions in which we operate, may adversely affect our asset quality, deposit levels, loan demand and results of operations. Also, our interest rate risk modeling techniques and assumptions likely may not fully predict or capture the impact of actual interest rate changes on our balance sheet.
The impact of interest rates on our mortgage banking business can have a significant impact on revenues.
Changes in interest rates can impact the volume of mortgage originations and re-financings, thus impacting our mortgage-related revenues and profitability of our mortgage segment. A decline in mortgage rates generally increases the demand for mortgage loans as borrowers refinance, but also generally leads to accelerated payoffs. Conversely, in a constant or increasing rate environment, we would expect fewer loans to be refinanced and a decline in payoffs. Although we use models to assess the impact of interest rates on mortgage-related revenues, the estimates of revenues produced by these models are dependent on estimates and assumptions of future loan demand, prepayment speeds and other factors which may differ from actual subsequent experience.
Changes in interest rates could also reduce the value of our residential mortgage-related securities and MSRs, which could negatively affect our earnings.
The Corporation earns revenue from the fees it receives for originating mortgage loans and for servicing mortgage loans. When rates rise, the demand for mortgage loans tends to fall, reducing the revenue the Corporation receives from loan originations. At the same time, revenue from MSRs can increase through increases in fair value. When rates fall, mortgage originations tend to increase and the value of MSRs tends to decline, also with some offsetting revenue effect. Even though the origination of mortgage loans can act as a “natural hedge,” the hedge is not perfect, either in amount or timing. For example, the negative effect on revenue from a decrease in the fair value of residential MSRs is immediate, but any offsetting revenue benefit from more originations and the MSRs relating to the new loans would accrue over time. It is also possible that even if interest rates were to fall, mortgage originations may also fall or any increase in mortgage originations may not be enough to offset the decrease in the MSRs value caused by the lower rates.
The Corporation typically uses derivatives and other instruments to hedge its mortgage banking interest rate risk. The Corporation generally does not hedge all of its risks and the fact that hedges are used does not mean they will be successful. Hedging is a complex process, requiring sophisticated models and constant monitoring. The Corporation could incur significant losses from its hedging activities. There may be periods where the Corporation elects not to use derivatives and other instruments to hedge mortgage banking interest rate risk.
Risks Related to Lending Activities
We must effectively manage the credit risks of our loan portfolio.
Our business depends on the creditworthiness of our customers. There are risks inherent in making loans, including risks of nonpayment, risks resulting from uncertainties of the future value of collateral, and risks resulting from changes in economic and industry conditions. We attempt to reduce our credit risk through prudent loan application, underwriting and approval procedures, including internal loan reviews before and after proceeds have been disbursed, careful monitoring of the concentration of our loans within specific industries, and collateral and guarantee requirements. These procedures cannot, however, be expected to completely eliminate our credit risks, and we can make no guarantees concerning the strength of our loan portfolio.
Nonperforming assets take significant time to resolve and adversely affect the Corporation’s results of operations and financial condition.
The Corporation’s nonperforming assets adversely affect its net income in various ways. The Corporation does not record interest income on nonaccrual loans, which adversely affects its income and increases credit administration costs. When the Corporation receives collateral through foreclosures and similar proceedings, it is required to mark the related asset to the then fair market value of the collateral less estimated selling costs, which may, and often does, result in a loss. An increase in the level of nonperforming assets also increases the Corporation’s risk profile and may impact the capital levels regulators believe are appropriate in light of such risks. The Corporation utilizes various techniques such as workouts, restructurings, and loan sales to manage problem assets. Increases in or negative adjustments in the value of these problem assets, the underlying collateral, or in the borrowers’ performance or financial condition, could adversely affect the Corporation’s business, results of operations and financial condition. In addition, the resolution of nonperforming assets requires significant commitments of time from management and staff, which can be detrimental to the performance of their other responsibilities, including generation of new loans. There can be no assurance that the Corporation will avoid increases in nonperforming loans in the future.
Our allowance for credit losses may be insufficient, and an increase in the allowance would reduce earnings.
ASU 2016-13 (Topic 326 — Credit Losses), commonly referenced as CECL, became effective for us on January 1, 2023. This standard replaced the approach under GAAP for establishing allowances for loan and lease losses (the “Allowance”), which generally considered only past events and current conditions, with a forward-looking methodology that reflects the expected credit losses over the lives of financial assets, starting when such assets are first originated or acquired. Under CECL, credit losses are measured based on past events, current conditions and reasonable and supportable forecasts of future conditions that affect the collectability of financial assets.
The change to the CECL framework required us to greatly increase the data we collect and review to determine the appropriate level of the allowance for credit losses. The CECL framework may result in greater volatility in the level of the allowance for credit losses, depending on various factors and assumptions applied in the model, such as the reasonable and supportable forecasted economic conditions and loan payment behaviors. Determination of the allowance is inherently subjective as it requires significant estimates and management’s judgment of credit risks and future trends, all of which may undergo material changes. Deterioration in economic conditions affecting borrowers, new information regarding existing loans, identification of additional problem loans and other factors, both within and outside of our control, may require an increase in the allowance for credit losses. In addition, bank regulatory agencies periodically review our allowance and may require an increase in the provision for credit losses or the recognition of additional loan charge-offs, based on judgments different from those of management. Also, if charge-offs in future periods exceed the allowance for credit losses, we will need additional provisions to increase the allowance. Any increases in provisions will result in a decrease in net income and capital and may have a material adverse effect on our financial condition and results of operations.
Our business, profitability and liquidity may be adversely affected by deterioration in the credit quality of, or defaults by, third parties who owe us money, securities or other assets or whose securities or obligations we hold.
In addition to relying on borrowers to repay their loans and leases, we are exposed to the risk that third parties that owe us money, securities or other assets will not perform their obligations. These parties may default on their obligations to us due to bankruptcy, lack of liquidity, operational failure or other reasons. A default by a significant market participant, or concerns that such a party may default, could lead to significant liquidity problems, losses or defaults by other parties, which in turn could adversely affect us.
We are also subject to the risk that our rights against third parties may not be enforceable in all circumstances. Deterioration in the credit quality of third parties whose securities or obligations we hold, including the FHLMC, GNMA and municipalities, could result in significant losses.
Our mortgage lending business may not provide us with significant non-interest income.
The residential mortgage business is highly competitive, and highly susceptible to changes in market interest rates, consumer confidence levels, employment statistics, the capacity and willingness of secondary market purchasers to acquire and hold or securitize loans, and other factors beyond our control.
Because we sell substantially all of the mortgage loans we originate, the profitability of our mortgage banking business also depends in large part on our ability to aggregate a high volume of loans and sell them in the secondary market at a gain. Thus, in addition to our dependence on the interest rate environment, we are dependent upon (i) the existence of an active secondary market and (ii) our ability to profitably sell loans or securities into that market. If our level of mortgage production declines, the profitability will depend upon our ability to reduce our costs commensurate with the reduction of revenue from our mortgage operations.
Our ability to originate and sell mortgage loans readily is dependent upon the availability of an active secondary market for single-family mortgage loans, which in turn depends in part upon the continuation of programs currently offered by GSEs and other institutional and non-institutional investors. These entities account for a substantial portion of the secondary market in residential mortgage loans. We are highly dependent on these purchasers continuing their mortgage purchasing programs. Additionally, because the largest participants in the secondary market are GNMA, FNMA and FHLMC, GSEs whose activities are governed by federal law, any future changes in laws that significantly affect the activity of these GSEs could, in turn, adversely affect our operations. Since September 2008 FNMA and FHLMC have been operating in a conservatorship setup by the U.S. government as a response to the financial crisis of 2008. The FHFA continues to carry out its responsibilities as conservator.
Our SBA lending program is dependent upon the federal government and we face specific risks associated with originating SBA loans.
Our SBA lending program is dependent upon the federal government. As an SBA Preferred Lender, we enable our clients to obtain SBA loans without being subject to the potentially lengthy SBA approval process necessary for lenders that are not SBA Preferred Lenders. The SBA periodically reviews the lending operations of participating lenders to assess, among other things, whether the lender exhibits prudent risk management. When weaknesses are identified, the SBA may request corrective actions or impose enforcement actions, including revocation of the lender’s Preferred Lender status. If we lose our status as a Preferred Lender, we may lose some or all of our customers to lenders who are SBA Preferred Lenders. Also, any changes to the SBA program, including changes to the level of guarantee provided by the federal government on SBA loans, could adversely affect our business and earnings.
We generally sell the guaranteed portion of our SBA 7(a) program loans in the secondary market. These sales have resulted in premium income for us at the time of sale and created a stream of future servicing income. We may not be able to continue originating these loans or selling them in the secondary market. Furthermore, even if we are able to continue originating and selling SBA 7(a) program loans in the secondary market, we might not continue to realize premiums upon the sale of the guaranteed portion of these loans. When we sell the guaranteed portion of our SBA 7(a) program loans, we incur credit risk on the non-guaranteed portion of the loans, and if a customer defaults on the non-guaranteed portion of a loan, we share any loss and recovery related to the loan pro-rata with the SBA. If the SBA establishes that a loss on an SBA guaranteed loan is attributable to significant technical deficiencies in the manner in which the loan was originated, funded or serviced by us, the SBA may seek recovery of the principal loss related to the deficiency from us, which could adversely affect our business and earnings.
The laws, regulations and standard operating procedures that are applicable to SBA loan products may change in the future. We cannot predict the effects of these changes on our business and profitability. Because government regulation greatly affects the business and financial results of all commercial banks and bank holding companies, changes in the laws, regulations and procedures applicable to SBA loans could adversely affect our business and earnings.
Our loan servicing rights could become impaired, which may require us to take non-cash charges.
Because we retain the servicing rights on many loans we sell in the secondary market, we are required to record mortgage servicing right assets and SBA servicing right assets, which we test quarterly for impairment. The values of these servicing rights are heavily dependent on market interest rates and tends to increase with rising interest rates and decrease with falling interest rates. If we are required to record an impairment charge, it would adversely affect our financial condition and results of operations.

We may be required to repurchase mortgage loans or indemnify buyers against losses in some circumstances, which could harm liquidity, results of operations and financial condition.
We sell substantially all of the mortgage loans held for sale that we originated. When mortgage loans are sold, whether as whole loans or pursuant to a securitization, we are required to make customary representations and warranties to purchasers, guarantors and insurers, including the GSEs, about the mortgage loans and the manner in which they were originated. Whole loan sale agreements require that we repurchase or substitute mortgage loans, or indemnify buyers against losses, in the event we breach these representations or warranties. In addition, we may be required to repurchase mortgage loans as a result of early payment default of the borrower on a mortgage loan, resulting in these mortgage loans being placed on our books and subjecting us to the risk of a potential default.
We are subject to environmental liability risk associated with our lending activities and with the properties we own.
In the course of our business, we may foreclose and take title to real estate and could be subject to environmental liabilities with respect to these properties. The Corporation may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation and clean-up costs incurred by these parties in connection with environmental contamination or the release of hazardous or toxic substances at a property. Our policies and procedures require environmental factors to be considered during the loan application process. An environmental review is performed before initiating any commercial foreclosure action; however, these reviews may not be sufficient to detect all potential environmental hazards. Possible remediation costs and liabilities could have a material adverse effect on our financial condition.
Our business is significantly dependent on the real estate markets in which we operate, as a large percentage of our loan portfolio is secured by real estate or mortgage loans originated for sale.
As of December 31, 2024, our real estate loans, excluding mortgages held for sale, included $824.0 million of CRE loans (40.0% of total portfolio loans), $259.6 million of construction and development loans (12.6% of total portfolio loans), and for consumer loans, $252.6 million of residential mortgage loans, and $90.7 million of home equity loans (16.7% of total portfolio loans), with the majority of these real estate loans concentrated in the southeast Pennsylvania, Delaware, Maryland, southern New Jersey, and to a lesser degree in southwest Florida. Real property values in our market may be different from, and in some instances worse than, real property values in other markets or in the United States as a whole, and may be affected by a variety of factors outside of our control and the control of our borrowers, including national and local economic conditions, and weather related events, generally. Southeast Pennsylvania, Delaware, Maryland, southern New Jersey, and southwest Florida have experienced volatility in real estate values over the past decade. Declines in real estate values, including prices for homes and commercial properties in southeast Pennsylvania, Delaware, Maryland, southern New Jersey, and southwest Florida, could result in a deterioration of the credit quality of our borrowers, an increase in the number of loan delinquencies, defaults and charge-offs, and reduced demand for our products and services, generally.
CRE loans generally involve a greater degree of credit risk than residential real estate mortgage loans because they typically have larger balances and are more affected by adverse conditions in the economy. Because payments on loans secured by commercial real estate often depend upon the successful operation and management of the properties and the businesses which operate from within them, repayment of such loans may be affected by factors outside the borrower’s control, such as adverse conditions in the real estate market or the economy or changes in government regulations. Commercial real estate markets were particularly impacted by the economic disruption resulting from the COVID-19 pandemic which was a catalyst for the evolution of various remote work options which may still have an impact the long-term performance of some types of office properties within our commercial real estate portfolio. Accordingly, the federal banking regulatory agencies have expressed concerns about weaknesses in the current commercial real estate market. Failures in our risk management policies, procedures and controls could adversely affect our ability to manage this portfolio going forward and could result in an increased rate of delinquencies in, and increased losses from, this portfolio, which, accordingly, could have a material adverse effect on our business, financial condition and results of operations.

Risks Related our Wealth Management Business
Revenues and profitability from our wealth management business may be adversely affected by any reduction in assets under management, which could reduce fees earned.
The majority of the revenue from the wealth management business consists of investment advisory. Substantial revenues are generated from investment advisory contracts with clients. Under these contracts, the investment advisory fees paid to us are typically based on the market value of assets under management. Assets under management may decline for various reasons including declines in the market value of the assets in the funds and accounts managed, which could be caused by price declines in the securities markets generally or by price declines in specific market segments. Assets under management may also decrease due to redemptions and other withdrawals by clients or termination of contracts. This could be in response to adverse market conditions or in pursuit of other investment opportunities. If our assets under management decline and there is a related decrease in fees, it will negatively affect our results of operations.
The wealth management business is subject to extensive regulation, supervision and examination by regulators, and any enforcement action or adverse changes in the laws or regulations governing our business could decrease our revenues and profitability.
The wealth management business is subject to regulation by regulatory agencies that are charged with safeguarding the integrity of the securities and other financial markets and with protecting the interests of customers participating in those markets. In the event of non-compliance with regulation, governmental regulators, including the SEC and the Financial Industry Regulatory Authority, may institute administrative or judicial proceedings that may result in censure, fines, civil money penalties, the issuance of cease-and-desist orders, the deregistration or suspension of the non-compliant introducing broker-dealer or investment adviser or other adverse consequences. The imposition of any such penalties or orders could have a material adverse effect on the wealth management segment’s operating results and financial condition. The wealth management business also may be adversely affected as a result of new or revised legislation or regulations. Regulatory changes have imposed and may continue to impose additional costs, which could adversely impact our profitability.
We may not be able to attract and retain wealth management clients.
Due to strong competition, our wealth management business may not be able to attract and retain clients. Competition is strong because there are numerous well-established and successful investment management and wealth advisory firms with which we compete, including commercial banks and trust companies, investment advisory firms, mutual fund companies, stock brokerage firms, and other financial companies. Many of our competitors have greater resources than we have.
Our ability to successfully attract and retain wealth management clients is dependent upon our ability to compete with competitors’ investment products, our level of investment performance, our client services, our fees and marketing and distribution capabilities. If we are not successful, our results of operations and financial condition may be negatively impacted.
Risks Related to Regulation
Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.
We are subject to extensive regulation, supervision, and examination by our primary regulators, the Pennsylvania Department of Banking and Securities and federal regulators of the FDIC and Federal Reserve Bank of Philadelphia. Also, as a member of the FHLB, the Bank must comply with applicable regulations of the Federal Housing Finance Agency and the FHLB. Regulation by these agencies is intended primarily for the protection of our depositors and the deposit insurance fund and not for the benefit of our shareholders. The Bank’s activities are also regulated under consumer protection laws applicable to our lending, deposit, and other activities. A large claim against the Bank under these laws or an enforcement action by our regulators could have a material adverse effect on our financial condition and results of operations. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the ability to impose restrictions on our operations, comments on the classification of our assets, and determine the level of our allowance for credit losses. These regulations, along with the currently existing tax, accounting, securities, deposit insurance and monetary laws, rules, standards, policies, and interpretations, control the ways financial institutions conduct business, implement strategic initiatives, and prepare financial reporting and disclosures. Changes in such regulation and oversight, whether in the form of regulatory policy, new regulations, legislation or supervisory action, may have a material impact on our operations. Further, compliance with such regulation may increase our costs and limit our ability to pursue business opportunities.
We cannot predict the effect of legislative and regulatory initiatives, which could increase our costs of doing business and adversely affect our results of operations and financial condition.
Changes to statutes, regulations, regulatory or accounting policies could affect the Corporation in substantial and unpredictable ways. Such changes could subject the Corporation to additional costs, limit the types of financial services and products the Corporation may offer, limit the fees we may charge, increase the ability of non-banks to offer competing financial services and products, change regulatory capital requirements or the required size of our allowance for credit losses and change deposit insurance assessments, any of which would negatively impact our financial condition and result of operations. Failure to comply with laws, regulations or policies could result in sanctions by regulatory agencies, civil money penalties and/or reputation damage, which could have a material adverse effect on the Corporation’s business, financial condition and results of operations.
We are subject to capital adequacy requirements and may be subject to more stringent capital requirements.
We are subject to capital adequacy guidelines and other regulatory requirements specifying minimum amounts and types of capital that we must maintain. From time to time, the regulators change these regulatory capital adequacy and liquidity guidelines. If we fail to meet these minimum capital adequacy and liquidity guidelines and other regulatory requirements, we or our subsidiaries may be restricted in the types of activities we may conduct and we may be prohibited from taking certain capital actions, such as paying dividends and repurchasing or redeeming capital securities. See “Supervision and Regulation — Regulatory Capital Requirements” in our Annual Report on Form 10-K incorporated by reference for more information on the capital adequacy standards that we must meet and maintain.
The failure to meet applicable regulatory capital requirements could result in one or more of our regulators placing limitations or conditions on our activities, including our growth initiatives, or restricting the commencement of new activities, and could affect customer and investor confidence, our costs of funds and level of required deposit insurance assessments to the FDIC, our ability to pay dividends on our capital stock, our ability to make acquisitions, and our business, results of operations and financial conditions, generally.
General Risk Factors
Our stock price, like many of our peers, may be volatile, and you could lose part or all of your investment as a result.
Our stock price may fluctuate significantly in response to a variety of factors including, among other things:
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actual or anticipated variations in our quarterly results of operations;

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the failure of securities analysts to cover, or continue to cover, us after this offering;

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operating and stock price performance of other companies that investors deem comparable to us;

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news reports relating to trends, concerns and other issues in the financial services industry;

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perceptions in the marketplace regarding us, our competitors or other financial institutions;

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future sales of our common stock;

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departure of our management team or other key personnel;

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new technology used, or services offered, by competitors;

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significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;

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changes or proposed changes in laws or regulations, or differing interpretations thereof affecting our business, or enforcement of these laws and regulations;

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litigation and governmental investigations; and

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geopolitical conditions such as acts or threats of terrorism or military conflicts.

Certain banking laws and certain provisions of our articles of incorporation may have an anti-takeover effect.
Provisions of federal banking laws, including regulatory approval requirements, could make it difficult for a third party to acquire us, even if doing so would be perceived to be beneficial to our shareholders. Acquisition of 10% or more of any class of voting stock of a bank holding company or depository institution, generally creates a rebuttable presumption that the acquirer “controls” the bank holding company or depository institution. Also, a bank holding company must obtain the prior approval of the Federal Reserve before, among other things, acquiring direct or indirect ownership or control of more than 5% of the voting shares of any bank, including the Bank.
There also are provisions in our articles of incorporation and our bylaws, such as limitations on the ability to call a special meeting of our shareholders, that may be used to delay or block a takeover attempt. In addition, our board of directors are be authorized under our articles of incorporation to issue shares of our preferred stock, and determine the rights, terms conditions and privileges of such preferred stock, without shareholder approval. These provisions may effectively inhibit a non-negotiated merger or other business combination, which, in turn, could have a material adverse effect on the market price of our common stock.
Natural disasters, acts of war or terrorism, outbreaks or escalations of hostilities and other external events could negatively impact the Corporation.
Natural disasters, acts of war or terrorism, outbreaks or escalations of hostilities, the emergence of widespread health emergencies or pandemics and other adverse external events could have a significant impact on the Corporation’s ability to conduct business. In addition, such events could affect the stability of the Corporation’s deposit base, impair the ability of borrowers to repay outstanding loans, impair the value of collateral securing loans, cause significant property damage, result in loss of revenue and/or cause the Corporation to incur additional expenses. We have established disaster recovery policies and procedures that are expected to support our operations if events related to natural or man-made disasters occur; however, the occurrence of any such event and the impact of an overall economic decline resulting from such a disaster could have a material adverse effect on the Corporation’s financial condition and results of operations.

USE OF PROCEEDS
We are not guaranteed to receive any particular amount of proceeds from this offering. The amount of the proceeds we receive from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold.
We expect to use the net proceeds for general corporate purposes, which may include working capital and the funding of organic growth at Meridian Bank. We have not identified the amounts we will spend on any specific purpose. Accordingly, we will retain broad discretion over the use of the net proceeds.
PLAN OF DISTRIBUTION
We have entered into the Sales Agreement with the Distribution Agent under which we may issue and sell up to 1,000,000 shares of our common stock from time to time through the Distribution Agent. The Sales Agreement was filed with the SEC as an exhibit to our Current Report on Form 8-K dated February 20, 2025 and is incorporated herein by reference. The sales, if any, of shares of our common stock made under the Sales Agreement may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act, including, without limitation, sales made directly on The NASDAQ Global Select Market, on any other existing trading market for the common stock or to or through a market maker. In addition, with our prior consent, the Distribution Agent may also sell the common stock by any other method permitted by law, including, but not limited to, negotiated transactions. We may instruct the Distribution Agent not to sell shares of the common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Distribution Agent may suspend the offering of the common stock upon notice and subject to other conditions. As agent, the Distribution Agent will not engage in any transactions that stabilize the price of our common stock.
Each time we wish to issue and sell shares of our common stock under the Sales Agreement, we will notify the Distribution Agent of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Distribution Agent, unless the Distribution Agent declines to accept the terms of the notice, the Distribution Agent has agreed to use its commercially reasonable efforts consistent with its respective normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Distribution Agent under the Sales Agreement to sell our common stock are subject to a number of conditions that we must meet.
We will pay the Distribution Agent commissions for its services in acting as agent in the sale of common stock. The Distribution Agent will be entitled to compensation at a commission rate of 2.75% of the gross proceeds from each sale of common stock pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of the common stock on our behalf, the Distribution Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Distribution Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Distribution Agent against certain civil liabilities, including liabilities under the Securities Act. We estimate that the total expenses for the offering, excluding compensation payable to the Distribution Agent under the terms of the Sales Agreement, will be approximately $250,000. The remaining sale proceeds, after deducting any other transaction fees, will equal the net proceeds from the sale of such common stock.
Settlement for sales of our common stock will occur on the second business day following the date on which any sales are made, or on another date that is agreed upon by us and the Distribution Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the issuance and sale of all common shares subject to the agreement or (ii) termination of the Sales Agreement by us or the Distribution Agent as permitted therein. We or the Distribution Agent may suspend the offering of common stock under the equity distribution agreement upon proper notice to the other party and subject to other conditions.

To the extent required by Regulation M, the Distribution Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.
This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the equity distribution agreement is filed as an exhibit to a current report on Form 8-K filed under the Exchange Act and is incorporated by reference in this prospectus supplement.
The Distribution Agent and its affiliates have engaged in, and may in the future engage in, investment banking, lending and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, in the ordinary course of their business activities, the Distribution Agent and its affiliates may make or hold a broad array of investments and actively traded debt and equity securities (or related derivative securities) and financial instruments for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Distribution Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
VALIDITY OF SECURITIES
The validity of the shares of common stock offered hereby will be passed upon for us by Stradley Ronon Stevens & Young, LLP, Philadelphia, Pennsylvania. The Distribution Agent is being represented in connection with this offering by Windels Marx Lane & Mittendorf, LLP, New Brunswick, New Jersey.
EXPERTS
The consolidated financial statements of Meridian Corporation as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023 have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2023 and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. These documents may include periodic reports, such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and definitive Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information we previously filed with the SEC. Therefore, in the case of a conflict or inconsistency between information set forth in this prospectus supplement or the accompanying prospectus and information incorporated by reference into this prospectus supplement or the accompanying prospectus, you should rely on the information contained in the document that was filed later.
This prospectus supplement incorporates by reference the documents listed below that we previously have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
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Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024;

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The information specifically incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 4, 2024);

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Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 9, 2024;

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Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 9, 2024;

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Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 8, 2024;

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Our Current Reports on Form 8-K filed with the SEC on January 26, 2024, April 26, 2024, May 21, 2024, July 26, 2024, October 24, 2024, January 24, 2025;

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The description of our common stock set forth in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024, and any amendment or report filed with the SEC for the purpose of updating that description.

We are also incorporating by reference all other documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules), prior to the termination of this offering.
The description of our common stock set forth in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024, and any amendment or report filed with the SEC for the purpose of updating that description.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. In addition, we maintain a website that contains information about us, including documents we have filed with the SEC, at www.meridianbanker.com. Except for our SEC filings incorporated by reference into this prospectus supplement and accompanying prospectus that are available through our website, or as otherwise expressly stated herein, the information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement and the accompanying prospectus or any other report or document we file with or furnish to the SEC.
We have also filed a registration statement (No. 333-279631) with the SEC relating to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are parts of the registration statement. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. The registration statement may contain additional information that may be important to you. You can obtain a copy of the registration statement and the exhibits and schedules from the SEC at our address listed above or from the SEC’s website. Forms of indentures and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus supplement and the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

PROSPECTUS
$50,000,000
Meridian Corporation
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Units
Subscription Rights
We may offer and sell the securities identified above from time to time, or any combination thereof, in one or more transactions. We may also issue common stock, preferred stock, debt securities or depositary shares upon the conversion, exchange or exercise of certain of the securities identified above. The aggregate initial offering price of securities we may offer hereby is $50,000,000. This prospectus provides you with a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement describing the specific terms of the securities being offered, including the price of the securities. The prospectus supplements and any related free writing prospectus also may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the documents incorporated by reference in this prospectus and any prospectus supplement before you decide to invest in any of our securities. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being offered and sold to you.
We may offer and sell these securities to or through one or more brokers, dealers or underwriters as designated by us from time to time, directly to purchasers, through agents in “at the market” offerings or otherwise through a combination of these methods, on a continuous or delayed basis. If any brokers, dealers, underwriters or agents are involved in the offer and sale of any securities, the applicable prospectus supplement will set forth their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them, or such amount will be calculable from the information set forth therein. For additional information, see “Plan of Distribution.” No securities may be sold without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of those securities.
Our common stock is listed on The NASDAQ Global Select Market under the symbol “MRBK.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted. On May 21, 2024 the last reported sale price of our common stock on The NASDAQ Global Select Market was $9.67.
These securities are not savings accounts, deposits or other obligations of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation, or the FDIC, or any other government agency.
Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus, as well as those risk factors contained in any prospectus supplement we file and in our reports filed with the Securities and Exchange Commission, or the SEC, that are incorporated or deemed to be incorporated by reference herein or in any applicable prospectus supplement, to read about other risk factors you should consider before making a decision to invest in any of our securities.
None of the SEC, any state securities commission, the Board of Governors of the Federal Reserve System, or the Federal Reserve, the FDIC or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 21, 2024

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration statement, we are registering an unspecified amount of each class of the securities described in this prospectus, and may sell any combination of these securities in one or more offerings from time to time in the future, up to an aggregate offering amount of $50,000,000. This prospectus provides you with a general description of the securities we may offer and sell and is not meant to provide a complete description of each security. As a result, each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the offering, including specific amounts, prices and other terms of the securities being offered and other details related to the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Such information may be further updated by documents incorporated by reference into this prospectus or a prospectus supplement. Any statement contained in this prospectus, any prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” before making an investment decision.
We may sell the securities to or through brokers, dealers or underwriters, directly to purchasers, through agents, in “at the market” offerings or otherwise through a combination of any of these methods of sale. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any brokers, dealers, underwriters or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”
This prospectus and any prospectus supplement do not contain all of the information set forth or incorporated by reference in the registration statement or the exhibits filed therewith. Statements contained or incorporated by reference in this prospectus and any applicable prospectus supplement as to the contents of any agreement or other document are only summaries, are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated by reference in this prospectus or such prospectus supplement, as applicable, each such statement being qualified in all respects by such reference.
You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any person to provide you with any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement, and, if made, such information or representation must not be relied upon as having been given or authorized. Neither this prospectus nor any prospectus supplement constitutes an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus or any such prospectus supplement, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The delivery of this prospectus or any prospectus supplement will not, under any circumstances, create any implication that the information herein or therein is correct as of any time subsequent to the date of this prospectus or such prospectus supplement. You should assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or other offering materials is accurate only as of the dates of those documents or the documents incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates. Any information disclosed in our subsequent filings with the SEC and any applicable prospectus supplement that is inconsistent with the information included in this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.
We have not taken any action to permit a public offering of the securities offered by this prospectus or any prospectus supplement outside the United States or to permit the possession or distribution of this prospectus outside the United States unless the applicable prospectus supplement so specifies. Persons outside the United States who come into possession of this prospectus or any prospectus supplement must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus or such prospectus supplement outside of the United States.
All references in this prospectus and any prospectus supplement to “Meridian Corporation,” “Meridian,” the “Company,” “we,” “us,” “our,” or similar references refer to Meridian Corporation, and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Meridian Corporation’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “will”, “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project”, or similar expressions generally indicate a forward-looking statement. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements.
In addition to the risks described under “Risk Factors” in this prospectus and the documents incorporated by reference herein, other important factors to consider and evaluate with respect to such forward-looking statements include:
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Local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact.

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Volatility and disruption in national and international financial markets.

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Adverse developments in the banking industry highlighted by high-profile bank failures and the potential impact of such developments on customer confidence, liquidity, and regulatory responses to these developments.

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Government intervention in the U.S. financial system.

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Changes in the mix of loan geographies, sectors and types or the level of non-performing assets and charge-offs.

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Our ability to manage our commercial real estate exposure.

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Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.

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The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board.

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Inflation, interest rate, securities market and monetary fluctuations.

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The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply.

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Impairment of our goodwill or other intangible assets.

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Acts of God or of war or terrorism.

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Changes in consumer spending, borrowings and savings habits.

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Changes in the financial performance and/or condition of our borrowers.

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Technological changes, including the rise of AI as a commonly used resource.

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The cost and effects of cyber incidents or other failures, interruption or security breaches of our systems or those of third-party providers.

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Acquisitions and integration of acquired businesses.

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Our ability to increase market share and control expenses.

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Our ability to attract and retain qualified employees.

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Changes in the competitive environment in our markets and among banking organizations and other financial service providers.

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The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the PCAOB, the FASB and other accounting standard setters.

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Changes in the reliability of our vendors, internal control systems or information systems.

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Changes in our liquidity position.

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Changes in our organization, compensation and benefit plans.

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The costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals.

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Greater than expected costs or difficulties related to the integration of new products and lines of business.

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Our success at managing the risks involved in the foregoing items.

Meridian Corporation cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events.
All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date hereof, or, in the case of other documents referred to herein, the dates of those documents. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review the Company’s filings with the SEC, including this Annual Report on Form 10-K for the year ended December 31, 2023 and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. The Company does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by the Company or by or on behalf of Meridian Bank, except as may be required under applicable laws.

v

THE COMPANY
Meridian Corporation is a bank holding company engaged in banking activities through its wholly-owned subsidiary, Meridian Bank (the “Bank”), a full-service, state-chartered commercial bank with offices in the Delaware Valley tri-state market, which includes Pennsylvania, New Jersey and Delaware, as well as in the Central Maryland market, and Florida. We have a financial services business model with non-interest revenue streams from mortgage lending, SBA lending and wealth management services. We provide services to small and middle market businesses, professionals and retail customers throughout our market area. We have a modern, progressive, consultative approach to creating innovative solutions for our customers. We are technology driven, with a culture that incorporates significant use of customer preferred alternative delivery channels, such as mobile banking, remote deposit capture and bank-to-bank ACH. Our ‘Meridian everywhere’ philosophy of community presence, along with our strategic business footprint, allows us to provide the high degree of service, convenience and products our customers need to achieve their financial objectives.
Our principal executive offices are located at 9 Old Lincoln Highway, Malvern, Pennsylvania 19355. Our telephone number is (484) 568-5000. Our Internet address is www.meridianbanker.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any prospectus supplement or any other report or document we file with or furnish to the SEC.

RISK FACTORS
Investing in our securities involves risk. In consultation with your own advisors, you should carefully consider the specific risks discussed in, or incorporated by reference into, the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. If any of the risks contained in or incorporated by reference into this prospectus or any prospectus supplement develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, the market price of our securities could decline and you may lose all or part of your investment. Some statements in this prospectus and any prospectus supplement, and in the documents incorporated by reference into this prospectus or any prospectus supplement, including statements relating to the risk factors, constitute forward-looking statements. See the “Cautionary Note Regarding Forward-Looking Statements” sections in this prospectus and any prospectus supplement. For more information, please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include refinancing, reducing or repaying debt; investments in Meridian Bank and any other of our subsidiaries as regulatory capital to fund growth; financing possible investments or acquisitions; expansion of the business; and investments at the holding company level. The prospectus supplement with respect to an offering may identify different or additional uses for the proceeds of that offering. In most cases, management will retain broad discretion over the allocation of net proceeds.
Except as otherwise stated in an applicable prospectus supplement, pending the application of the net proceeds, we expect to invest the proceeds in short-term obligations.

DESCRIPTION OF THE SECURITIES
This prospectus contains a summary of the common stock, the preferred stock, the debt securities, the depositary shares, the warrants, the units and the subscription rights that we may offer and issue under this prospectus. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material United States federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” below.

DESCRIPTION OF COMMON STOCK
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we may offer under this prospectus. The following description provides a summary of the terms of our common stock, but does not purport to be complete and is subject to and qualified by reference to our articles of incorporation and bylaws, which have been filed or incorporated by reference in the registration statement of which this prospectus is a part. The description below does not contain all of the information that you might find useful or that might be important to you. You should refer to the provisions of our articles of incorporation and bylaws because they, and not the summaries, define the rights of holders of shares of our common stock. These documents are available as described under the heading “Where You Can Find More Information.”
General
Under our articles of incorporation, we are authorized to issue up to an aggregate amount of 25,000,000 shares of common stock, par value $1.00 per share.
Our board of directors has the authority to establish and divide the authorized and unissued shares of common stock into series or classes and to fix and determine, to the extent not already determined in our articles of incorporation, the designations, preferences, and other special rights, including conversion rights, and the qualifications, limitations, or restrictions on those rights attributable to the shares in a series or class. As of May 21, 2024, there were 11,185,515 shares of common stock outstanding.
Our board of directors, in its sole discretion, has authority to sell any treasury stock and/or unissued securities, options, warrants, or other rights to purchase any of our securities, upon such terms as it deems advisable. Subject to applicable law and the provisions of our articles of incorporation and bylaws, our board of directors could issue preferred stock or additional shares of common stock with terms different from those of our existing common stock, at any time.
Voting Rights
Except as otherwise required by law and except as provided by the terms of any other class or series of stock, holders of common stock have the exclusive power to vote on all matters presented to our shareholders, including the election of directors. Each holder of common stock is entitled to one vote per share. The holders of common stock do not have the right to vote their shares cumulatively in the election of directors. This means that, for each director position to be elected, a shareholder may only cast a number of votes equal to the number of shares held by the shareholder.
Because our articles of incorporation permit the board of directors to set the voting rights of preferred stock, it is possible that holders of one or more series of preferred stock issued in the future could have voting rights of any sort, which could limit the effect of the voting rights of holders of common stock.
Dividend Rights
The holders of our common stock are entitled to receive dividends declared by our board of directors out of any assets legally available for distribution. We may not pay dividends or other distributions unless we have paid, declared or set aside all accumulated dividends and any sinking fund, retirement fund or other retirement payments on any class of stock having preference as to payments of dividends over our common stock. As a holding company, our ability to pay dividends is affected by the ability of our subsidiaries, including Meridian Bank, to pay dividends or otherwise transfer funds to us. The ability of our subsidiaries to pay dividends or make other distributions to us, and our ability to pay dividends to shareholders is, and could in the future be, subject to or influenced by bank regulatory requirements and capital guidelines.
Because our articles of incorporation permit our board of directors to set the dividend rights of preferred shares, it is possible that holders of one or more series of preferred shares issued in the future could have dividend rights that differ from those of the holders of our common stock, or could have no right to the payment of dividends. If the holders of a class or series of preferred stock is given dividend rights, the right of holders of preferred shares to receive dividends could have priority over the right of holders of our common stock to receive dividends.
Redemption, Preemptive Rights and Repurchase Provisions
Our common stock has no preemptive rights or redemption or repurchase provisions. The shares are non-assessable and require no sinking fund. Repurchases of our common stock are subject to Federal Reserve regulations and policies, and in some cases also may be subject to prior notice to and approval by the Federal Reserve. Our ability to make repurchases of our common stock also may be effectively constrained by federal and state bank regulatory capital requirements.
Liquidation Rights
In the event we are liquidated, dissolved or our affairs are wound up, the holders of our common stock will be entitled to share ratably in all of our assets remaining after paying or making adequate provision for all our debts and liabilities, subject, however, to any preferential liquidation rights of holders of any other class or series of our stock outstanding at that time. If our only asset is our ownership of Meridian Bank, it is likely that, if Meridian Bank is then in liquidation or receivership, our shareholders will not receive anything on account of their shares.
Potential Anti-Takeover Effect of Governing Documents and Applicable Law
Certain provisions of Pennsylvania law, federal banking regulations and our articles of incorporation and bylaws may have the effect of deterring or discouraging, among other things, a non-negotiated tender or exchange offer for our common stock, a proxy contest for control of the company, the assumption of control of the company by a holder of a large block of common stock or the removal of our board of directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interest or in our best interest, including transactions which provide for payment of a premium over the market price for our shares. Even in the absence of an unsolicited acquisition proposal, these provisions may also adversely affect the prevailing market price for our common stock if they are viewed as limiting the liquidity of our common stock or discouraging takeover attempts in the future.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Authorized Capital; No Preemptive Rights.   The number of authorized common and preferred shares, and the granting of authority to our board of directors to determine the terms of any common or preferred stock or other securities issued, are intended to give our board of directors some flexibility to issue additional securities for proper corporate purposes, including financing, acquisitions, stock dividends, stock splits and employee incentive plans. However, these additional shares could also be used by the board of directors to deter future attempts to gain control over the holding company.
Ownership Limitation.   Our articles of incorporation provide that, generally, no shareholder may have holdings of shares that exceed 20% of the issued and outstanding shares of common stock. However, this restriction can be waived for any shareholder or shareholders upon the resolution of at least two-thirds of the board of directors. If any shareholder acquires holdings which cause the violation of the restriction (sometimes called a substantial shareholder), the board of directors may terminate all voting rights attributable to the shares owned beneficially by the shareholder during the time that the restriction is being violated, commence litigation to require the divestiture of such amount of the shares so that alter such divestiture the shareholder would no longer be in violation of the ownership restriction, or take such other action as is appropriate under the circumstances. For purposes of the provision, a shareholder’s holdings are: (i) the common stock the shareholder owns of record; (ii) the common stock to which the shareholder has direct or indirect beneficial ownership and (iii) the common stock owned of record or beneficially by other shareholder(s) acting together with the shareholder as a group for the purpose of acquiring, holding or disposing of common stock. The board of directors may use, but is not necessarily limited to, the following indicia to determine beneficial ownership: the effect of stock ownership by a person’s spouse and minor children; ownership of shares held by a corporation or foundation of which a substantial shareholder is an officer or affiliate; the extent of a substantial shareholder’s ownership of partnership shares; transfers pursuant to divorce; installment purchases; stock warrants, grants and options; control over the voting power of any stock; the status of a substantial shareholder as trustee, trust beneficiary or settler of a trust of which part of all of the corpus is shares of the common stock of the holding company; and stock dividends. The board’s determination of the existence and membership of a shareholder group, of a shareholder’s holdings and of the record are conclusive, absent proof of bad faith. This provision of our articles of incorporation may not be amended unless approved by the affirmative vote of at least two-thirds of the outstanding shares of common stock. Our board of directors could use this authority to discourage future attempts to gain control over the holding company.
Acquisition Offers.   Our articles of incorporation provide that our board of directors may, if it deems it advisable, oppose a tender or other offer for the holding company’s securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the board of directors may, but is not legally obligated to, considers any relevant or pertinent issue; by way of illustration, but not of limitation, the board of directors may, but shall not be legally obligated to, consider any or all of the following:
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whether the offer price is acceptable based on the historical and present operating results or financial condition of the corporation;

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whether a more favorable price could be obtained tor the corporation’s securities in the future;

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the social and economic effects of the offer or transaction on this corporation and any of its subsidiaries, employees, depositors, loan and other customers, creditors, shareholders and other elements of the communities in which this corporation and any of its subsidiaries operate or are located;

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the business and financial conditions and earnings prospects of the offeror, including, but not limited to, debt service and other existing or likely financial obligations of the offeror, and the possible effect of such conditions upon this corporation and any of its subsidiaries and the other elements of the communities in which this corporation and any of its subsidiaries operate or are located;

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the value of the securities (if any) which the offeror is offering in exchange for the corporation’s securities based, on an analysis of the worth of the corporation as compared to the corporation whose securities are being offered;

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any antitrust or other legal and regulatory issues that are raised by the offer.

If the board of directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, the following: advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror; or obtaining a more favorable offer from another individual or entity. This provision of our articles of incorporation may not be amended unless first approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares or common stock. Our board of directors could use this authority to discourage future attempts to gain control over the holding company.
Classified Board.   Our bylaws provide for a classified board of directors, with our board of directors divided into three classes. A classified board has the effect of moderating the pace of any change in control of the board of directors by extending the time required to elect a majority of the directors to at least two successive annual meetings. However, this extension of time also may tend to discourage a tender offer or takeover bid.
Bank Holding Company Act.   The Bank Holding Company Act generally would prohibit any company that, together with its affiliates, is not solely engaged in activities that are permissible for a bank holding company or a financial holding company from acquiring control of us. For these purposes, “control” is generally defined as ownership, control or the ability to vote 25% or more of any class of voting stock of, control of the election of a majority of the directors of or other exercise of a controlling influence over a bank holding company. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of our voting stock. The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by regulations of the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as us, is presumed to constitute acquisition of control of the bank holding company for purposes of the Change in Bank Control Act of 1978.
Pennsylvania Law Anti-Takeover Provisions.   Under Pennsylvania law, certain anti-takeover provisions apply to Pennsylvania “registered corporations” (e.g., publicly traded companies) including those relating to (i) control share acquisitions, (ii) disgorgement of profits by certain controlling persons, (iii) business combination transactions with interested shareholders and (iv) the rights of shareholders to demand fair value for their stock following a control transaction. Pennsylvania law allows registered corporations to opt-out of any of these anti-takeover provisions. Meridian Corporation is a “registered corporation” for purposes of these provisions, which are summarized below.
Control Share Acquisitions.   Pennsylvania law limits control share acquisitions relating to the act of acquiring for the first time voting power over voting shares (other than shares owned since January 1, 1988 and any additional shares distributed with respect to such shares) equal to at least 20%, 33-1/3% and 50% of the voting power of the corporation. Once a control share acquisition has occurred, then all shares in excess of the triggering threshold, plus shares purchased at any time with the intention of acquiring such voting power and shares purchased within 180 days of the date the triggering threshold was exceeded, are considered control shares. Control shares cannot vote either until their voting rights have been restored by two separate votes of the shareholders, described below, at a meeting or until they have been transferred to a person who does not thereby also become the holder of control shares.
The holder of control shares may wait until the next annual or special meeting after the acquisition took place to submit the request for the restoration of voting rights to the shareholders, or the acquiring person may accelerate the process by agreeing to underwrite the cost of a special meeting of shareholders for that purpose. In either case, the acquiring person is required to furnish for distribution to the shareholders an information statement containing a detailed disclosure concerning the acquiring person, its intentions with respect to ownership of securities of the corporation and other matters. As an alternative, a person proposing to make a control share acquisition may request prospective approval by the shareholders of the exercise of the voting rights of the shares proposed to be acquired. Two shareholders’ votes are required to approve the restoration of voting rights: (i) the approval of an absolute majority of all voting power must be obtained, and all voting shares are entitled to participate in this vote; and (ii) the approval of an absolute majority of all disinterested shareholders must be obtained.
For a period of 24 months after the later of (i) a control share acquisition by an acquiring person who does not properly request consideration of voting rights, or (ii) the denial of such a request or lapse of voting rights, the corporation may redeem all the control shares at the average public market sales price of the shares on the date notice of the call for redemption is given by the corporation.
Disgorgement of Profits by Certain Controlling Persons.   Pennsylvania law regarding disgorgement of profits by certain controlling persons applies if (i) any person or group publicly discloses that the person or group may acquire control of the corporation, or (ii) a person or group acquires (or publicly discloses an intent to acquire) 20% or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation received by the person or group during such 18-month period will belong to the corporation if the securities that were sold were acquired during the 18-month period or within 24 months prior thereto.
Business Combination Transactions with Interested Shareholders.   Pennsylvania law prohibits certain business combinations with certain “interested shareholders” — persons who acquire the direct or indirect beneficial ownership of shares entitled to cast at least 20% of the votes entitled to be cast for the election of directors. A corporation subject to this provision may not effect mergers or certain other business combinations with the interested shareholder for a period of five years, unless:
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the business combination or the acquisition of stock by means of which the interested shareholder became an interested shareholder is approved by the corporation’s board of directors prior to such stock acquisition;

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the business combination is approved by the affirmative vote of the holders of all the outstanding shares of common stock of the corporation; or

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the business combination is approved by the affirmative vote of the holders of a majority of all shares entitled to vote, excluding votes of shares held by the interested shareholders, and at the time of such vote, the interested shareholder is the beneficial owner of at least 80% of the voting shares of the corporation. This exception applies only if the value of the consideration to be paid by the interested shareholder in connection with the business combination satisfies certain fair price requirements;

After the five-year restricted period, an interested shareholder may engage in a business combination with the corporation if (i) the business combination is approved by the affirmative vote of a majority of the shares other than those beneficially owned by the interested shareholder and its affiliates, or (ii) the merger is approved at a shareholders meeting and certain fair price requirements are met.
Rights of Shareholders to Demand Fair Value for Stock Following a Control Transaction.   Pennsylvania law regarding the ability of shareholders to dispose of their stock following a control transaction provides, generally, that a person or group that acquires more than 20% of the voting power to elect directors of the corporation is a controlling person and must give prompt notice to each shareholder of record. The other shareholders are then entitled to demand that the controlling person pay them the fair value of their shares under specified procedures. Fair value may not be less than the highest price paid per share by the controlling person at any time during the 90-day period ending on and including the date on which the controlling person became such, plus any increment representing any value, such as a control premium, that is not reflected in such price.
Exchange Listing
Our common stock is listed on The NASDAQ Global Select Market under the symbol “MRBK.”
Transfer Agent
Computershare serves as the transfer agent and registrar for our common stock.

DESCRIPTION OF PREFERRED STOCK
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the preferred stock that we may offer under this prospectus. While the terms summarized below will apply generally to any shares of preferred stock that we may offer, we will describe the particular terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any shares of preferred stock offered under that prospectus supplement may differ from the terms described below. Specific statements with respect to shares will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the statement with respect to shares that contains the specific terms of the shares of preferred stock.
General
Under our articles of incorporation, we are authorized to issue, without action by our shareholders, a maximum of 5,000,000 shares of preferred stock, and divide the authorized and unissued shares into series or classes or both and with such terms and conditions, at such times and for such consideration, as the board of directors may determine. As of May 21, 2024, there were no shares of preferred stock outstanding.
In authorizing the issuance of any additional shares of our preferred stock, our board of directors may determine the following:
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whether or not shares in any series or class of shares have par value;

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the voting powers, if any, of the holders of shares of such series in addition to any voting rights affirmatively required by law;

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the rights of shareholders in respect of dividends, including, without limitation, the rate or rates per annum and the time or times at which (or the formula or other method pursuant to which such rate or rates and such time or times may be determined) and conditions upon which the holders of shares of such series will be entitled to receive dividends and other distributions, and whether any such dividends will be cumulative or noncumulative and, if cumulative, the terms upon which such dividends will be cumulative;

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whether the shares of each such series shall be redeemable by us at our option or the holder of the shares, and, if redeemable, the terms and conditions upon which the shares of such series may be redeemed;

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the amount payable and the rights or preferences to which the holders of the shares of such series will be entitled upon any voluntary or involuntary liquidation, dissolution or winding-up;

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the terms, if any, upon which shares of such series will be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

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any other designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of our articles of incorporation and to the full extent now or hereafter permitted under Pennsylvania law.

Terms
You should read the applicable prospectus supplement relating to the particular series of preferred stock being offered and issued and the related statement with respect to shares for specific terms of the shares of preferred stock of such series, including, where applicable:
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the title of the series, stated value and liquidation preferences, the number of shares constituting the series and the number of shares of the series that are being offered;

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the price or other consideration for which the shares will be issued;

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the dividend rate(s) (or method of calculation), the dividend periods, the dates on which dividends shall be payable and whether the dividends will be cumulative or noncumulative and, if cumulative, the dates at which the dividends shall begin to cumulate, and the participating and other rights, if any, with respect to dividends;

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the redemption or sinking fund provisions, if any;

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whether the shares will be convertible into, or exchangeable for, shares of any other class or series and, if so, the provisions relating to conversion or exchange rights;

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the voting powers, full or limited, if any, of the shares offered; and

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such other powers, preferences, rights, qualifications, limitations and restrictions thereof as our Board may deem advisable.

When we issue shares of preferred stock, the shares will be fully paid and nonassessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares. Unless the applicable prospectus supplement indicates otherwise, each series of the preferred stock will rank equally with any outstanding shares of our preferred stock and each other series of the preferred stock. Unless the applicable prospectus supplement states otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning, the holders of shares of preferred stock will have no right to buy any portion of the issued securities.
In addition, unless the applicable prospectus supplement indicates otherwise, we will have the right to “reopen” a previous issue of a series of preferred stock by issuing additional preferred stock of such series.
The transfer agent, registrar, dividend disbursing agent, calculation agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.
Dividends
The holders of the preferred stock of each series will be entitled to receive cash dividends out of funds legally available, when, as and if, declared by our board of directors or a duly authorized committee of the board, at the rates and on the dates stated in the applicable prospectus supplement. These rates may be fixed, or variable, or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the record dates determined by our board of directors or an authorized committee of our board.
Voting Rights
Holders of shares of preferred stock will have no voting rights, except as (i) otherwise stated in the applicable prospectus supplement, (ii) as otherwise stated in the statement with respect to shares establishing such series or (iii) as required by applicable law.
Under Federal Reserve Board regulations, if the holders of any series of preferred stock become entitled to vote for the election of directors, that series may then be considered a class of voting securities. A holder of 25% or more of a series may then be subject to regulation as a savings and loan holding company under the Home Owners Loan Act or a bank holding company under the Bank Holding Company Act, depending on the nature of the holder. In addition, at the time that the series are deemed a class of voting securities, any bank holding company or savings and loan holding company may be required to obtain the prior approval of the Federal Reserve Board in order to acquire more than 5% of that series, and any person other than a savings and loan or a bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 10% or more of that series.
Redemption
A series of the preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption under a sinking fund or otherwise as described in the applicable prospectus supplement. If a series of preferred stock is redeemable at our option, that applicable prospectus supplement will specify the conditions to such redemption and any restrictions, whether pursuant to the terms of the preferred stock or other securities or obligations of our, or pursuant to regulatory requirements, on our ability to redeem. If a series of preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem, the time or times for such redemption, the redemption price per share and other obligations of ours in connection with the redemption. In each case, the applicable prospectus supplement will indicate whether the redemption price can be paid in cash or other property. Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.
Conversion and Exchange
If any series of preferred stock we propose to offer and issue is convertible into or exchangeable for any other class or series of our capital stock or any other securities of ours, the applicable prospectus supplement relating to that series will describe the terms and conditions governing the conversions and exchanges.
Rights at Liquidation
If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of preferred stock and any other securities that have rights equal to that series of preferred stock under these circumstances, will be entitled to receive out of our assets that are available for distribution to stockholders a distribution in the amount provided in statement with respect to shares and will receive such distributions (if any) before any distribution to holders of common stock or of any securities ranking junior to the series of preferred stock. If our assets are insufficient to pay all amounts to which holders of preferred stock are entitled, we will make no distribution on the preferred stock or on any other securities ranking equal to the preferred stock unless we make a pro rata distribution to those holders. After we pay the full amount of the liquidation distribution to which the holders are entitled, the holders will have no right or claim to any of our remaining assets.
Unless otherwise stated in the applicable prospectus supplement or the related statement with respect to shares, neither the sale of all or any part of our property and business, nor our merger into or consolidation with any other corporation, nor the merger or consolidation of any other corporation with or into us, will be deemed to be a dissolution, liquidation or winding up.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may offer debt securities which may be senior or subordinated. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities we offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any debt securities offered under that prospectus supplement may differ from the terms described below. The applicable senior or subordinated indenture, the applicable supplemental indenture and the form of debt security relating to a particular offering of debt securities have been or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the applicable indenture and supplemental indenture that contains the specific terms of the debt securities.
We may issue senior debt securities from time to time, in one or more series under a senior indenture that we will enter into with a trustee, which we refer to as the “senior trustee” or in another senior indenture we may enter into in the future with a senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture that we will enter into with a trustee, which we refer to as the “subordinated trustee” or in another subordinated indenture we may enter into in the future with a subordinated trustee. The form of senior indenture and subordinated indenture are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the “indentures” and, together, the senior trustee and the subordinated trustee are referred to as the “trustees.” A form of each debt security, any future supplemental indenture or similar document also will be so filed. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and may be supplemented or amended from time to time. This prospectus briefly outlines some of the provisions of the indentures. The below summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement.
The indentures give us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. We will describe the specific terms of a series of debt securities and the extent, if any, to which the specific terms of the debt securities modify the terms of the relevant indenture in the prospectus supplement relating to the debt securities.
Meridian Corporation is a bank holding company and almost all of our operating assets are owned by Meridian Bank. We are a legal entity separate and distinct from Meridian Bank. We rely primarily on dividends from Meridian Bank to meet our obligations. There are regulatory limitations on the payment of dividends directly or indirectly to us from Meridian Bank. Accordingly, our debt securities will be effectively subordinated to all existing and future liabilities of Meridian Bank, and holders of our debt securities should look only to our assets for payments of the debt securities.
As used in this section only, “Meridian Corporation,” “Meridian,” the “Company,” “we,” “our” or “us” refer to Meridian Corporation, excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities under the indentures from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the debt securities of any series, issue debt securities having the same ranking and the same terms (other than the public offering price, issue date, payment of interest accruing prior to the issue date and, under some circumstances, the first interest payment date) as the debt securities of a previously issued series. Any additional debt securities having such identical terms, together with the debt securities of the applicable series previously issued, will constitute a single series of debt securities under the applicable indenture.

As of March 31, 2024, we had outstanding four series of subordinated debt securities. The 5.375% Fixed-to-Floating Rate Subordinated Notes due 2029 had an outstanding balance of $40,000,000 as of March 31, 2024, and were issued pursuant to an indenture that define the terms of such notes, and such indenture have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The remaining three series of subordinated debt securities were not issued pursuant to an indenture and therefore are not incorporated by reference as exhibits to the registration statement. The 2023 debentures had an outstanding balance of $9,740,000 as of March 31, 2024, with a fixed interest rate of 8.00% and a maturity date of August 31, 2033. The 2013 debentures had an outstanding balance of $497,000 as of March 31, 2024, with a fixed interest rate of 6.50% and a maturity date of December 31, 2028. The 2011 debentures had an outstanding balance of $347,000 as of March 31, 2024, with a fixed interest rate of 6.00% and a maturity date of December 31, 2026.
Unless otherwise provided in a prospectus supplement, the senior debt securities we issue will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The subordinated debt securities we issue will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness, which term includes senior debt securities, as described below under “— Subordination.” In certain events of insolvency, the subordinated debt securities will also be subordinated to certain other financial obligations, as described below under “— Subordination.”
You should read the applicable prospectus supplement relating to the particular debt securities being offered and issued for specific terms, including, where applicable:
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the title and type of the debt securities;

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the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

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the price at which the debt securities will be issued, which may be expressed as a percentage of the principal;

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the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

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the interest rates, if any, which rate may be zero if the debt securities are issued at a discount from the principal amount payable at maturity, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar method;

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the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

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the interest payment dates and the record dates for interest payment dates, or the method by which such dates will be determined;

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the persons to whom interest will be payable;

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the place or places where the principal of, and any premium or interest on, the debt securities will be payable, where any debt securities may be surrendered for registration of transfer or exchange, and where any debt securities may be surrendered for conversion or exchange;

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where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

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whether any of the debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part;

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whether we will be obligated to redeem or purchase any of the debt securities pursuant to any sinking fund or analogous provision or at the holder’s option, and, if so, the dates or prices and the other terms on which the debt securities must be redeemed or purchased pursuant to this obligation and any provisions for the remarketing of the debt securities so redeemed or purchased;

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whether the debt securities will be convertible into our common or preferred stock and/or exchangeable for other securities of ours and, if so, the terms and conditions upon which the debt securities will be convertible or exchangeable;

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if other than United States dollars, the currency of payment in which the principal of, and any premium or interest on, the debt securities will be paid;

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if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

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whether the principal of, and any premium or interest on, the debt securities will be payable, at our or the holder’s election, in a currency other than that in which the debt securities are stated to be payable, and the dates and the other terms upon which this election may be made;

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any index, formula or other method used to determine the amount of principal of, and any premium or interest on, the debt securities;

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whether the debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

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whether the debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;

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in the case of subordinated debt securities, the relative degree, if any, to which the subordinated debt securities will be senior to or be subordinated to other series of subordinated debt securities or other indebtedness of ours in right of payment, whether the other series of subordinated debt securities or other indebtedness is outstanding or not;

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any provisions relating to any security provided for the debt securities;

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whether the debt securities will be guaranteed as to payment or performance;

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any addition to, deletion of or change in the “events of default” described in this prospectus or in the indentures with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the applicable indenture with respect to the debt securities;

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any addition to, deletion of or change in the covenants described in this prospectus or in the applicable indenture with respect to the debt securities;

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the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

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whether any of the debt securities are to be issued upon the exercise of warrants and the time, manner and place for the debt securities to be authenticated and delivered;

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whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge;

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the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

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the names of any depositaries, security registrars, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

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any other terms of the debt securities, which may supplement, modify or delete any provision of the applicable indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the offer and sale of the securities.

Some of our debt securities may be issued as “original issue discount” securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. The prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities or relating to certain other kinds of securities that may be offered, including securities linked to an index.

Acceleration of Maturity
If an event of default with respect to any outstanding series of debt securities occurs and is continuing, the indenture trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount due and payable immediately by providing written notice of such acceleration to us, and, if notice is given by the holders instead of the indenture trustee, to the indenture trustee. Subject to certain conditions, the declaration of acceleration may be rescinded, and past defaults (except uncured payment defaults) may be waived, by the holders of not less than a majority of the principal amount of debt securities of that series. The prospectus supplement relating to each series of debt securities will provide additional disclosure of the particular provisions relating to acceleration of maturity upon the occurrence and continuation of an event of default.
Denominations; Transfer
Unless otherwise indicated in the applicable prospectus supplement, the debt securities we are offering will be issued in denominations of $1,000 and increments of $1,000 in excess thereof, or in such other currencies or denominations as may be set forth in the applicable supplemental indenture or specified in an officer’s certificate, if any, relating to such series of debt securities. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
Payment and Paying Agent
The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the indenture trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payment may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities. We will make payments of principal of, and any interest on, the debt securities represented by any global security registered in the name of and held by a depositary or its nominee, to such depositary or its nominee, as the case may be, as the registered owner and holder of such global security. Neither we, the indenture trustee nor any of its or our respective agents will have any responsibility or liability for any aspect of records relating to, or payments made on account of, beneficial interests in any global security or for maintaining, supervising or reviewing any records of any depositary, its nominee or any participant relating to such beneficial interests.
Conversion and Exchange
The terms, if any, on which debt securities are convertible into or exchangeable for, either mandatorily or at our or the holder’s option, property or cash, common stock, preferred stock or other securities of ours, or a combination of any of these, will be set forth in the applicable prospectus supplement.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary that we will identify in a prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.
Subordination
The subordinated debt securities will be unsecured and will be subordinated in right of payment, to the extent and in the manner set forth below, to the prior payment in full of all of the Company’s senior indebtedness, as more fully described in the applicable prospectus supplement.

If any of the following circumstances has occurred, payment in full of all principal, premium, if any, and interest must be made or provided for with respect to all outstanding senior indebtedness before we can make any payment or distribution of principal, premium, if any, or interest on the subordinated debt securities:
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any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise;

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any default with respect to senior indebtedness that permits its holders to accelerate the maturity of the senior indebtedness has occurred and is continuing, and the default is subject to judicial proceedings or the Company has received notice of such default; and;

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with respect to any series of subordinated debt securities, there is no right of acceleration of the payment of principal or interest of a series of subordinated debt securities upon a default in the performance of any covenant or agreement in the subordinated debt securities of a particular series or in the applicable supplemental indenture. Except in the event of a receivership, insolvency, liquidation or similar proceeding, there is no right of acceleration of the payment of principal or interest of a series of subordinated debt securities upon an event of default. In the event of a default in the payment of interest or principal, the holders of senior indebtedness will be entitled to be paid in full before any payment can be made to holders of subordinated debt securities. However, a holder of a subordinated debt security (or the indenture trustee under the applicable supplemental indenture on behalf of all of the holders of the affected series) may, subject to certain limitations and conditions, seek to enforce overdue payments of interest or principal on the subordinated debt securities.

The indentures do not limit the amount of senior indebtedness that we may incur.
Events of Default
Under the indentures, unless and to the extent modified by a supplemental indenture, an event of default will occur with respect to the debt securities upon the occurrence of any one of the following events:
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our default in the payment of any interest on the debt securities when due, and continuance of such default for a period of 30 days;

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our default in the payment of any principal on the debt securities when due and payable either at maturity, upon any redemption, upon acceleration of maturity or otherwise;

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failure to deposit any sinking fund payment for a debt security of that series when due;

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our failure to perform any other covenant or agreement contained in the debt securities or in the indenture; and

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certain events in bankruptcy, insolvency or reorganization of us or the Bank.

Supplemental Indentures/Amendments
We and the trustee under the applicable indenture may enter into an indenture supplemental to such indenture, with the consent of the holders of not less than a majority in principal amount of the debt securities then outstanding and affected by such amendment, voting as a single class. However, without the consent of each affected holder of such debt securities, an amendment may not:
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change the stated maturity date of, or any premium or installment of interest on, the debt security;

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reduce the principal amount on, or the rate of interest of any debt security, or reduce the amount of any premium payable upon the redemption of any debt security;

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change the place of payment, currency or currencies in which any debt security or any premium or interest thereon is payable;

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impair the holders’ rights to institute suit for the enforcement of any payment on or after the stated maturity date of any debt security or, in the case of redemption, on or after the redemption date;

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reduce the percentage in principal amount of the outstanding debt securities required to consent to any modification, amendment or waiver under the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

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adversely affect any rights of conversion; or

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reduce the principal amount of original issue discount debt securities that could be declared due and payable upon an acceleration of their maturity.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us and the indenture trustee with certain provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to that series, except a default in the payment of the principal, or any premium or interest payable on a debt security of that series or in respect of a covenant or provision that under the terms of the indenture cannot be modified or amended, without the consent of each affected holder.
We and the trustee under the applicable indenture may enter into one or more indentures supplemental to the applicable indenture, without the consent of any holder of debt securities covered by such indenture, for any of the following purposes:
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to cure any ambiguity, defect or inconsistency in the indenture, provided that such action is not inconsistent with the provisions of that indenture and does not adversely affect the interests of the applicable holders;

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to provide for the assumption of the Company’s obligations to holders of such debt securities by a successor to the Company pursuant to the applicable indenture;

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to make any change that would provide any additional rights or benefits to the holders of such debt securities or that does not adversely affect the legal rights under the applicable indenture of any such holder;

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the applicable indenture;

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to comply with requirements of the SEC in order to effect or maintain the qualification of an indenture under the TIA;

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to conform the text of the applicable indenture or such debt securities to any provision of the description thereof set forth in this prospectus or any related prospectus supplement or term sheet;

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to add any guarantor or to provide any collateral to secure any such debt securities;

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to add additional obligors under the applicable indenture and such debt securities;

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to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee; or

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to amend or supplement any provision contained in the indenture or in any supplemental indenture, if the amendment or supplement does not materially adversely affect the interests of the holders of any debt securities then outstanding.

Calculation of Outstanding Debt Securities
To calculate whether the holders of a sufficient principal amount of the outstanding securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture:
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in the case of original issue discount securities, the principal amount that may be included in the calculation is the amount of principal that would be due and payable upon a declaration of acceleration according to the terms of that original issue discount security as of the date of the calculation; and

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any debt securities owned by us, or owned by any other obligor of the debt securities or any affiliate of ours or of any other obligor, should be disregarded and deemed not to be outstanding for purposes of the calculation.

Consolidations, Mergers and Sales of Assets
Unless otherwise limited by the terms of a supplemental indenture, we may consolidate or merge with or into, or transfer our assets substantially as an entirety to, a successor corporation, if the successor corporation is organized under the laws of the U.S., any state thereof or the District of Columbia and such successor corporation assumes our obligations on the debt securities and under the indenture immediately after giving effect to the transaction, and no event of default, and no event that, after notice or lapse of time, would become an event of default, will have occurred and be continuing, and certain other conditions are met.
Additional Provisions
The indenture trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders of the debt securities, unless the holders have offered the indenture trustee satisfactory security or indemnification. The indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may, in certain circumstances, direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or other power conferred on the indenture trustee.
No holder of a debt security of any series will have the right to institute any proceeding for any remedy under the indenture, unless:
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the holder has provided the indenture trustee with written notice of one or more events of default regarding the holder’s series of debt securities;

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the holders of at least 25% in principal amount of the outstanding debt securities of a series have made a written request to the indenture trustee and offered security and indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities to be incurred in the proceeding;

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the indenture trustee has failed to institute the proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and

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the indenture trustee has not received any direction during such 60-day period inconsistent with such request from the holders of a majority in principal amount of the outstanding debt securities of that series.

However, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal, any premium or any interest in respect of such debt security on or after the date expressed in such debt security and to institute suit for the enforcement of any such payment.
We are required to file annually with the indenture trustee a certificate of no default, or specifying any default that exists.
Governing Law
The indentures and debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the depositary shares that we may offer under this prospectus and the related depository agreements and depository receipts. While the terms summarized below will apply generally to any depositary shares that we may offer, we will describe the particular terms of any series of depositary shares in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any depositary shares offered under that prospectus supplement may differ from the terms described below. Specific depositary agreements and depositary receipts relating thereto will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete depositary agreements and depositary receipts certificates that contain the terms of the depositary shares.
General
We may, at our option, elect to offer and issue fractional shares of preferred stock rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, called depositary receipts, each of which will represent a fraction of a share of a particular series of preferred stock.
We will deposit the shares of any series of the preferred stock underlying the depositary shares under a separate deposit agreement between us and a bank or trust company selected by us, known as a depositary, having its principal office in the United States, and having a combined capital and surplus of at least $50 million. The applicable prospectus supplement will provide the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. These rights include any dividend, voting, redemption, conversion and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement and deposit agreement.
While the final depositary receipts are being prepared, we may order the depositary, in writing, to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. This will entitle the holders to all the rights relating to the final depositary receipts. Final depositary receipts will be prepared without unreasonable delay, and the holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received for the preferred stock (less any taxes required to be withheld) to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares that the holders own on the relevant record date. The depositary will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The balance not distributed will be added to and treated as part of the next sum that the depositary receives for distribution to record holders of depositary shares.
If there is a distribution other than in cash, the depositary will distribute property to the record holders of depositary shares that are entitled to it, unless the depositary determines that it is not feasible to make this distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.
Redemption of Preferred Stock
If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.
From and after the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders of depositary shares will cease, except the right to receive money or property that the holders of the depositary shares were entitled to receive on redemption. The payments will be made when holders surrender their depositary receipts to the depositary.
Conversion and Exchange
Unless the applicable prospectus supplement indicates otherwise, the series of preferred stock underlying the depositary shares will not be convertible or exchangeable into any other class or series of our capital stock.
Withdrawal of Preferred Stock
If you surrender depositary receipts at the principal corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), you are entitled to receive at that office, should you so request, the number of shares of preferred stock and any money or other property represented by the depositary shares. We will not issue partial shares of preferred stock. If you deliver a number of depositary receipts evidencing a number of depositary shares that represent more than a whole number of depositary shares of preferred stock to be withdrawn, the depositary will issue you a new depositary receipt evidencing the excess number of depositary shares at the same time that the preferred stock is withdrawn. Holders of preferred stock will no longer be entitled to deposit these shares under the deposit agreement or to receive depositary shares in exchange for those withdrawn shares of preferred stock. We cannot assure you that a market will exist for the withdrawn preferred stock.
Voting Deposited Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.
We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. The depositary will not vote any preferred stock if it does not receive specific instructions from the holders of depositary shares relating to the preferred stock.
Amendment and Termination of the Deposit Agreement
Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by an agreement between us and the depositary. A deposit agreement may be terminated by either the depositary or us only if:
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all outstanding depositary shares have been redeemed;

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each share of preferred stock has been converted into or exchanged for common stock; or

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there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of the related depositary receipts evidencing the depositary shares.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary associated with the initial deposit and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges, and any other charges that are stated to be their responsibility in the deposit agreement.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering notice to us. We also may remove the depositary at any time. Resignations or removals will be effective when a successor depositary is appointed, and when the successor accepts the appointment. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal. A successor depositary must be a bank or trust company having its principal office in the United States, and having a combined capital and surplus of at least $50 million.
Miscellaneous
The depositary will forward all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the deposited preferred stock.
Neither the depositary nor we will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to good faith performance of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
General
We may issue warrants for the purchase of common stock, preferred stock and/or debt securities. Warrants may be issued separately or together with common stock, preferred stock or debt securities offered and issued by any prospectus supplement and may be attached to or separate from such common stock, preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust corporation, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants.
We will describe in the applicable prospectus supplement the terms of the particular warrants being offered and issued and the applicable warrant agreement, including, where applicable:
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the title of the warrants;

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the offering price for the warrants;

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the aggregate number of warrants offered;

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the designation and terms of the common stock, preferred stock or debt securities, if any, purchasable upon exercise of the warrants;

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the designation and terms of the common stock, preferred stock or debt securities, if any, with which the warrants are issued and the number of warrants issued with each of these securities;

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the date after which the warrants and any common stock, preferred stock or debt securities, if any, issued with the warrants will be separately transferable;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, the principal amount of debt securities may be purchased upon such exercise;

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the dates on which the right to exercise the warrants begins and expires;

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the minimum or maximum amount of the warrants that may be exercised at any one time;

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the periods during which, and places at which, the warrants are exercisable;

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the manner of exercise;

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the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

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a discussion of certain United States federal income tax considerations;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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any redemption or call provisions applicable to the warrants;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants; and

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any other terms, preferences, rights or limitations of or restrictions on the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants to purchase common stock or preferred stock, holders of such warrants will not have any rights of holders of the common stock or preferred stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote. Prior to the exercise of any warrant to purchase debt securities, holders of such warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture.
Exercise of Warrants
Each warrant will entitle the holder to purchase such shares of common stock or preferred stock or principal amount of debt securities, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants we propose to offer and issue. After the close of business on the expiration date of the warrants (or such later date to which such expiration date may be extended by us), unexercised warrants will become void.

DESCRIPTION OF UNITS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus and any related unit agreements that we may enter into. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreements that contain the terms of the units.
We may issue units comprised of two or more of the other securities described in this prospectus in any combination and in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
We will describe in the applicable prospectus supplement the terms of the particular units being offered and issued and the applicable unit agreement, including, where applicable:
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the title of the series of units;

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the price or prices at which such units will be issued;

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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

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the terms of the unit agreement governing the units;

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a discussion of certain United States federal income tax considerations; and

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any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Depositary Shares” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the subscription rights that we may offer under this prospectus and any related subscription rights agreements that we may enter into. While the terms summarized below will apply generally to any subscription rights that we may offer, we will describe the particular terms of any subscription rights in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any subscription rights offered under that prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, which contain the terms of the subscription rights.
General
We may distribute subscription rights, which may or may not be transferable, to the holders of our common stock or holders of our debt securities as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock or debt securities for every share of our common stock or debt securities that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. The subscription rights will be evidenced by subscription rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock or our debt securities at a rate and price to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their subscription rights, they must do so before the expiration date of the subscription rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the subscription rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the subscription rights offering.
Exercise Price
Our board of directors will determine the exercise price or prices for the subscription rights based upon a number of factors, including, without limitation, our business prospects, our capital requirements, the price or prices at which an underwriter or standby purchasers may be willing to purchase securities that remain unsold in the subscription rights offering, and general conditions in the securities markets, especially for securities of financial institutions. The subscription price may or may not reflect the actual or long-term fair value of the common stock or debt securities offered in the subscription rights offering. We provide no assurances as to the market values or liquidity of any subscription rights issued, or as to whether or not the market prices of the common stock or debt securities subject to the subscription rights will be more or less than the subscription rights’ exercise price during the term of the rights or after the rights expire.
Exercising Rights; Fees and Expenses
The manner of exercising subscription rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement. We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of subscription rights. Subscription rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of subscription rights that are transferable. Neither we nor the subscription agent will pay such expenses.
Expiration of Rights
The applicable prospectus supplement will set forth the expiration date and time (“Expiration Date”) for exercising subscription rights. If holders of subscription rights do not exercise their subscription rights prior to such time, their subscription rights will expire and will no longer be exercisable and will have no value. We will extend the Expiration Date as required by applicable law and may, in our sole discretion, extend the Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.

Withdrawal and Termination
We may withdraw the subscription rights offering at any time prior to the Expiration Date for any reason. We may terminate the subscription rights offering, in whole or in part, at any time before completion of the subscription rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the subscription rights offering that in the sole judgment of our board of directors would or might make the subscription rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the subscription rights offering. We may waive any of these conditions and choose to proceed with the subscription rights offering even if one or more of these events occur. If we terminate the subscription rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.
Rights of Subscribers
Holders of subscription rights will have no rights as holders with respect to our common stock or debt securities for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the applicable prospectus supplement, and such common stock or debt securities, as applicable, have been issued to such persons. Holders of subscription rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their subscription rights and have paid the exercise price to the subscription agent. All exercises of rights will be final and cannot be revoked by the holder of rights.
Regulatory Limitations
We will not be required to issue to any person or group of persons shares of our common stock or debt securities pursuant to the subscription rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such securities if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.
Standby Agreements
We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, our common stock or debt securities not subscribed for in the subscription rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may offer and sell the securities in any one or more of the following ways:
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to or through underwriters or dealers;

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directly to one or more purchasers;

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in “at the market” offerings, within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

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through agents; or

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through a combination of any of these methods or any other method permitted by law.

Each time that we use this prospectus to sell our securities, we will provide a prospectus supplement that describes the method of distribution of the securities and will set forth the specific terms of the offering of securities, including, as applicable:
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the name of any underwriter, dealer or agent;

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the public offering or purchase price of the securities and the proceeds to us from the sale;

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any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

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all other items constituting underwriting compensation;

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any discounts and commissions to be allowed or paid to dealers;

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any over-allotment option we grant to the underwriter under which the underwriter may purchase additional securities from us; and

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any securities exchanges on which the securities will be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If an underwriter is utilized in the sale of the securities being offered by this prospectus or any prospectus supplement, an underwriting agreement will be executed under which the underwriter will make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis. If a dealer is utilized in the sale of the securities being offered by this prospectus or any prospectus supplement, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may enter into agreements to indemnify underwriters, agents and dealers against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Certain underwriters, agents and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
The sale and distribution of the securities may be effected from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices;

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at varying prices determined at the time of sale; or

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at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable conditions or restrictions.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. In any offering of the securities through a syndicate of underwriters, the underwriting syndicate also may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement or a post-effective amendment. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. We may elect to list other securities we offer pursuant to this prospectus and an applicable prospectus supplement on a national securities exchange, but we are not obligated to do so. Any underwriters who purchase securities from us for public offering and sale may make a market in those securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a trading market for any securities, and, if a trading market for any securities does develop, we cannot assure you that such market will be liquid.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Stradley Ronon Stevens & Young, LLP, Philadelphia, Pennsylvania.
EXPERTS
The consolidated financial statements of Meridian Corporation as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023 have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2023 and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any prospectus supplement. These documents may include periodic reports, such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Definitive Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information we previously filed with the SEC. Therefore, in the case of a conflict or inconsistency between information set forth in this prospectus or any prospectus supplement and information incorporated by reference into this prospectus or any prospectus supplement, you should rely on the information contained in the document that was filed later.
This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
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Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024;

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The information specifically incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 4, 2024);

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Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 9, 2024;

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Our Current Reports on Form 8-K filed with the SEC on January 26, 2024, April 26, 2024, and May 21, 2024; and

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The description of our common stock set forth in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024, and any amendment or report filed with the SEC for the purpose of updating that description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (2) the date we stop offering securities pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents.
You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may obtain a copy of any or all of the documents incorporated by reference in this prospectus and any prospectus supplement from the SEC on its website www.sec.gov. You also may obtain these documents from us without charge (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) by requesting them from Meridian Corporation, 9 Old Lincoln Highway, Malvern, Pennsylvania 19355; telephone number (484) 568-5000, Attention: Corporate Secretary.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. In addition, we maintain a website that contains information about us, including documents we have filed with the SEC, at www.meridianbanker.com. Except for our SEC filings incorporated by reference into this prospectus and any prospectus supplement that are available through our website, or as otherwise expressly stated herein, the information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any prospectus supplement or any other report or document we file with or furnish to the SEC.
We have filed with the SEC a registration statement that registers the offer and sale of the securities offered by this prospectus. This prospectus is part of the registration statement, but the registration statement, including the accompanying exhibits included or incorporated by reference therein, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. The registration statement may contain additional information that may be important to you. You can obtain a copy of the registration statement and the exhibits and schedules from the SEC at our address listed above or from the SEC’s website. Forms of indentures and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

Meridian Corporation
Up to 1,000,000 Shares
Common Stock

PROSPECTUS SUPPLEMENT

D.A. Davidson & Co.

These securities are not savings accounts or deposits and are not federally insured or guaranteed.

The date of this prospectus supplement is February 20, 2025